Filed pursuant to Rule 424(b)(3)

File No. 333-249202

PROSPECTUS

OCTOBER 16, 2020

Renavotio, Inc.

10,546,647 SHARES OF COMMON STOCK

This prospectus relates to the resale of shares of our Common stock, par value $0.001 per share (the “Common Stock”), of an aggregate of 10,546,647 Common Stock Shares pursuant to: (a) up to 9,496,647 Common Stock Shares to be issued to GHS Investments LLC, a Nevada Limited Liability Company (“GHS”) pursuant to Company directed drawdowns under the Equity Purchase Agreement with GHS, which we are required to register herein; (b)750,000 Common Stock Shares, 375,000 shares of which were issued each to Peak One Opportunity Investments, LLC (“Peak One”) and Peak One Investments, LLC (“Peak One Investments”) (the “Peak One Shares”), both of which are Delaware Limited Liability Companies; and (b) pursuant to Rule 416 under the Securities Act, an indeterminate number of shares of common stock that are issuable upon stock splits, stock dividends, recapitalizations or other similar transactions affecting the shares of the selling stockholders.

The Peak One Shares are composed of 375,000 shares issued each to Peak One and Peak One Investments, which shares have already been issued on July 24, 2020 pursuant to an Equity Purchase Agreement and Registration Rights Agreement with Peak One and were issued as Commitment Shares in connection with an equity financing of up to $10,000,000.Pursuant to a September 14, 2020 Amendment with Peak One to the Equity Purchase Agreement and Registration Rights Agreement, those agreements were terminated and we granted piggyback registration rights to Peak One and Peak One Investments to register the 375,000 shares issued each to Peak One and Peak One Investments.

The aggregate 10,546,647 amount of shares of Common Stock which may be sold pursuant to this Prospectus would constitute 9.88% of the Company’s issued and outstanding shares as of September 25, 2020, assuming that we sell all 9,496,647 shares to selling stockholder GHS (375,000 Shares are already owned each by Selling Shareholders Peak One and Peak One Investments).

GHS, Peak One and Peak One Investments are Selling Stockholders and are deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Act”) and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or equivalent expenses and expenses of legal counsel applicable to the sale of the shares.

Our Common Stock is subject to quotation the OTCQB Market under the symbol “SEGN”. On September 30, 2020, the last reported sales price for our Common Stock was $0.1256 per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock. We will not receive proceeds from the sale of shares of our Common Stock in the open market or negotiated prices by GHS. However, we will receive cash proceeds from GHS pursuant to Put Notices we determine to issue to GHS followed by GHS’ Purchase Notices to us. The Selling Stockholder may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. We provide more information about how the Selling Stockholder may sell its shares of common stock in the section titled “Plan of Distribution”. We will pay for all expenses of this Offering, except that the Selling Stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of legal counsel applicable to the sale of the shares.

The prices at which the Selling Stockholder may sell the shares of Common Stock in this Offering will be determined by the prevailing market prices for the shares of Common Stock or in negotiated transactions.

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An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

We urge you to read carefully the “Risk Factors” section beginning on page 12 where we describe specific risks associated with an investment in these securities before you make your investment decision.

Prior to his Offering, there has been a limited market for our securities. While our common stock is quoted on OTC Markets, there has been negligible trading volume. There is no guarantee that an active trading market will develop in our securities.

This Offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is October 16, 2020.

2

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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Financial Statements

Please read this Prospectus carefully and in its entirety. This Prospectus contains disclosure regarding our business, our financial condition and results of operations and risk factors related to our business and our Common Stock, among other material disclosure items. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The Selling Stockholder may not sell the securities listed in this Prospectus until the Registration Statement filed with the Securities and Exchange Commission is effective. The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The Registration Statement containing this Prospectus, including the exhibits to the Registration Statement, provides additional information about us and our Common Stock offered under this Prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31, 2020 and our fiscal years ended December 31, 2019 and December 31, 2018 are included in this prospectus, in addition to which our interim unaudited financial statements for the period ending June 30, 2020 are also included. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements” at page 11 of this Prospectus .

Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us” refers to Renavotio, Inc., (previously known as Success Entertainment Group International, Inc. ). GHS Investments, LLC is referred to herein as “GHS” or the “Selling Stockholder” or “Selling Stockholder GHS”. Peak One Opportunity Fund, LP is referred to herein as “Peak One” or “Selling Shareholder Peak One”. Peak One Investments, LLC is referred to herein as “Peak One Investments” or “Selling Shareholder Peak One Investments”.

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus.

We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since the date on the front of this prospectus. We urge you to carefully read this prospectus before deciding whether to invest in any of the common stock being offered.

Overview

On April 3, 2020, as a result of our acquiring Renavotio Infratech, Inc. through a Securities Exchange Agreement, we adopted a new business plan provided by our subsidiary, Renavotio Infratech, Inc. and its subsidiary, Utility Management Corp. and our Subsidiaries Utility Management & Construction, LLC and Cross-Bo Construction, LLC, consisting of:

•	Medical Infrastructure, including Personal Protection Equipment, Gowns, Mask, Gloves and Disinfectant sales, marketing and Production.
•	Utility Management. Water plant and Environmental monitoring.
•	Underground Infrastructure installation including Fiber optic, 5G, water and sewer installations and construction.

Corporate History

We were incorporated in the State of Nevada on January 30, 2013 under the name Altimo Group Corp. Our complete corporate history is located at page 47.

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Name Change and Symbol Change

On September 25, 2020, with a Market Effective Date of September 28, 2020, FINRA approved our name change from Success Entertainment Group International, Inc. to Renavotio, Inc., and our OTCQB ticker symbol change to “RIII.” We changed our corporate name with the State of Nevada to Renavotio, meaning “reborn” in Latin, to better illustrate our current business operations, most significantly our infrastructure services

Wholly Owned Subsidiaries

Our wholly owned subsidiaries are:

•	Renavotio Infratech, Inc., a Delaware corporation.
•	Utility Management Corp, a Delaware corporation.
•	Utility Management & Construction, LLC and Cross-Bo Construction, LLC, both Oklahoma Limited Liability Companies.

Summary of Risk Factors

This Offering, which provides for the registration of Shares by GHS, Peak One Investments and Peak One as the Selling Shareholders and the subsequent public resale of such shares, involves substantial risk. Our ability to execute our business strategy is also subject to certain risks. The risks described under the heading “Risk Factors” included elsewhere in this Prospectus may cause us not to realize the full benefits of our business plan and strategy or may cause us to be unable to successfully execute all or part of our strategy. Some of the most significant challenges and risks are:

•	Our operations and financial performance could be negatively impacted if we fail to develop our business and acquisitions and expand as we anticipate.
•	We will need substantial additional funding to continue our operations, which could result in dilution to our stockholders
•

We may be unable to raise capital when needed, if at all, which could cause us to have insufficient funds to pursue our operations, or to delay, reduce or eliminate our development of new programs or commercialization efforts.

•	GHS, Peak One Investments’ and Peak One’s sales of our Common Stock may cause material dilution to our existing stockholders.
•	An investment in our shares is highly speculative.
•	Our stock price may decline because GHS will pay less than the then-prevailing market price of our common stock.
•	We may not have access to the $10,000,000 full amount of the EFA.
•	We have a limited operating history in our new business of Infrastructure Services.
•	We have a history of operating losses and if we fail to obtain adequate financing or develop profitable operations, you may lose your entire investment in or Common Stock Shares.
•	We may adversely be impacted due to the outbreak of the coronavirus, COVID-19, that could adversely affect domestic and foreign economies and the financial prospects of our products and services.

Before you invest in our Common Stock, you should carefully consider all the information in this Prospectus, including matters set forth under the heading “Risk Factors.”

Where You Can Find Us

Our principal executive office and mailing address and phone number are: 601 South Boulder Ave., Suite 600, Tulsa, Oklahoma 74119; telephone Number (260) 490-9990.

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Our Filing Status as a “Smaller Reporting Company”

We are a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. As a “smaller reporting company,” the disclosure we will be required to provide in our SEC filings are less than it would be if we were not considered a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;
•

Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”);

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and
•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this Prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Act”) for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements contained in this Form S-1 may not be comparable to companies that comply with public company effective dates. The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply to our filings for so long as we are an emerging growth company, regardless of whether we remain a smaller reporting company.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies.”

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SUMMARY OF FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations data is derived from our condensed financial statements for the periods ended June 30, 2020 and December 31, 2019.

	June 30 2020	December 31 2019
	(Unaudited)
Assets
Current assets
Cash	$23,304	$26,962
Prepayments	-	1,436
Other receivables - related party	431,736	10,800
Other current assets	8,484	7,060
Total Current Assets	463,524	46,258

Total Assets	$463,524	$46,258

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable - related party	$38,118	$38,574
Accrued expenses	387,623	271,086
Other payables	21,922	6,699
Notes payable - related party	79,468	79,468
Loan payable- related party	215,960	170,475
Convertible notes	210,176	175,917
Income tax payable	10,655	10,681
Total Current Liabilities	963,932	752,900

Total Liabilities	963,932	752,900

Commitments and Contingencies

Stockholders' Equity
Common stock, $0.001 par value, 500,000,000 shares authorized: 84,435,000 and 75,000,000 shares issued and outstanding	84,435	75,135
Additional paid in capital	673,033	223,705
Accumulated deficit	(1,262,757)	(1,008,098)
Accumulated other comprehensive loss	4,881	2,616
Total stockholders' equity (deficit)	(500,408)	(706,642)
Total liabilities and stockholders' equity (deficit)	$463,524	$46,258

See Notes to Financial Statements

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SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
	2020	2019	2020	2019

Revenues	$-	$82,834	$-	$194,641
Cost of Revenues	-	82,858	-	98,858
Gross Profit	-	(24)	-	95,783

Operating Expenses
General and Administrative	155,385	329,859	254,659	520,004

Net Income (Loss) from Operation before Income Taxes	(155,385)	(329,883)	(254,659)	(424,221)

Provision for Income Taxes	-	(1,037)	-	-

Net Income (Loss)	$(155,385)	$(328,846)	$(254,659)	$(424,221)

Other Comprehensive Income (Loss)
Foreign currency translation adjustment	1,374	(624)	2,265	342

Comprehensive Income (Loss)	$(154,011)	$(329,470)	$(252,394)	$(423,879)

Earnings (Loss) per Common Share-Basic and Diluted	$(0.00)	$0.00	$(0.00)	$(0.01)

Weighted Average Number of Common
Shares Outstanding Basic and diluted	88,931,703	75,000,000	82,033,352	75,000,000

Special Note Regarding Forward-Looking Statements

The information contained in this Prospectus, including in the documents incorporated by reference into this Prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions and/or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should not invest in our securities if you cannot afford to lose your entire investment. In deciding whether you should invest in our securities, you should carefully consider the following information together with all of the other information contained in this Current Report. Any of the following risk factors can cause our business, prospects, financial condition or results of operations to suffer and you to lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

If we are unable to manage our anticipated post-Securities Exchange growth effectively, our business could be adversely affected.

A significant expansion of our operations with the addition of our operating subsidiaries, and new personnel will be required in all areas of our operations in order to implement our recent acquisitions in the business of infrastructure services and sales of personal protection equipment. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. For us to continue to manage such growth, we must put in place legal and accounting systems, and implement human resource management and other tools. There is no assurance that we will be able to successfully manage this anticipated rapid growth. A failure to manage our growth effectively could materially and adversely affect our results of operations.

We have a limited operating history and are subject to the risks encountered by early-stage companies.

Because our new business has a limited operating history within our operations, you should consider and evaluate our operating prospects in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets.

We have had negative cash flows from operations since inception; we will require significant additional financing, the availability of which cannot be assured, and if our company is unable to obtain such financing, our business may fail.

To date, we have had negative cash flows from operations and have depended on sales of our equity securities and debt financing to meet our cash requirements. We may continue to have negative cash flows. We have estimated that we will require approximately $5,000,000 to fully carry out our business plan for the next twelve months. There is no assurance that actual cash requirements will not exceed our estimates. We will require additional financing to finance working capital and pay for operating expenses and capital requirements until we achieve a positive cash flow.

Our ability to generate positive cash flow will be dependent upon our ability to generate sufficient revenues from our new business plan and raise significant additional financing. If we are unable to obtain such financing, we will not be able to fully develop our business. Specifically, we will need to raise additional funds to:

•	support our planned growth and carry out our business plan
•	hire top quality personnel for all areas of our business; and
•	address competing technological and market developments

We be unable to obtain additional equity or debt financing on acceptable terms as required. Even if financing is available, it may not be available on terms that are favorable to us or in sufficient amounts to satisfy our requirements. Any additional equity financing may involve substantial dilution to our then existing shareholders. If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business plan and our growth strategies, respond to changing business or economic conditions, withstand adverse operating results and compete effectively. More importantly, if we are unable to raise further financing when required, we may be forced to scale down our operations and our ability to generate revenues may be negatively affected.

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We expect to incur substantial expenses to meet our reporting obligations as a public company.

We estimate that it will cost approximately $150,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company, funds that would otherwise be spent for our business operations. Our public reporting costs may increase over time, which will increase our expenses and may decrease our potential profitability.

We will need substantial additional funding to continue our operations, which could result in dilution to our stockholders; we may be unable to raise capital when needed, if at all, which could cause us to have insufficient funds to pursue our operations, or to delay, reduce or eliminate our development of new programs or commercialization efforts.

We expect to incur additional costs associated with operating as a public company and to require substantial additional funding to continue to pursue our business and our expansion plans. We may also encounter unforeseen expenses, difficulties, complications, delays, and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we expect that we will need to obtain substantial additional funding in order to continue our operations. To date, we have financed our operations entirely through equity investments by related parties and other investors and the incurrence of debt. We expect to continue to do so in the foreseeable future. Additional funding from those or other sources may not be available when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale of equity, or securities convertible into equity, it will result in dilution to our existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of additional indebtedness, we will likely become subject to further covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our equity investors. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support development of new programs and marketing to current and potential new clients. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce, or eliminate development of new programs or future marketing efforts. Any of these events could significantly harm our business, financial condition, and prospects.

Our officers and director may be subject to conflicts of interest

Our officers and directors provide their services on a non-exclusive, part-time basis, and may therefore become subject to conflicts of interest resulting from their other activities.

Billy Robinson, our Chief Executive Officer/Chief Financial Officer, devotes his working time also to other business endeavors, which include serving as Chairman of UAV Corp, an Aerospace communications, Airship, and drone business. Potential conflicts may arise between our CEO’s responsibilities to us and those to UAV Corp, including how much time he devotes to our affairs, as well as what business opportunities may be presented to him, which may arise in a conflict of interest between his interests in UAV Corp and our interests. Billy Robinson controls 50.11% of our outstanding voting shares through his ownership of 16,950,000 Preferred Class A Shares. Robert Mackey, our Chief Operating Officer/Director is also the President of Utility Management and Construction, LLC and Cross Bo Construction, LLC, which companies are our wholly owned subsidiaries. Dr. Robert Mackey owns 7.7% of our outstanding shares. Accordingly, there are potential and actual conflicts of interests between and among our Chief Operating Officer’s interests and our interests.

Currently, we have no policy in place to address such conflicts of interest. As a result, our business and results of operations could be materially adversely affected if our officers favor the interests of their interests in other corporations they control over our interests.

A terrorism attack, other geopolitical crisis, or widespread outbreak of an illness or other health issue, such as the current Coronavirus outbreak, could negatively impact our operations.

Our operations are susceptible to global events, including acts or threats of war or terrorism, international conflicts, political instability, and natural disasters. The occurrence of any of these events could have an adverse effect on our business results and financial condition.

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We are susceptible to a widespread outbreak of an illness or other health issue, such as the recent Coronavirus (also referred to herein as “Covid 19”) outbreak first reported in Wuhan, Hubei Province, China in December 2019, resulting in millions of confirmed cases identified around the world and in countries in which we conduct business, including the United States. The outbreak has caused governments to implement quarantines, implement significant restrictions on travel, closed schools, and workplaces, and implement work restrictions, all of which can impair normal business operations. Globally air travel has been significantly interrupted as has air freight, ocean freight, and even truck deliveries.

As a result of pandemic outbreaks, businesses have been and can be shut down, supply chains can be interrupted, slowed, or rendered inoperable, and individuals can become ill, quarantined, or otherwise unable to work and/or travel due to health reasons or governmental restrictions. Governmental mandates may require forced shutdowns of our facilities for extended or indefinite periods. In addition, these widespread outbreaks of illness could adversely affect our workforce resulting in serious health issues and absenteeism. Pandemic outbreaks could also interfere with general commercial activity related to our supply chain and customer base, which could have an adverse effect on our financial condition and operational results. See additional risk factors regarding COVID-19 below.

Our operations are substantially dependent upon key personnel.

Our performance is substantially dependent on the continued services and performance of William (“Billy”) Robinson, our CEO, our Chief Financial Officer, John Kyungjik Park (“John Park”),and our Chief Operating Officer, Dr. Robert Mackey. The loss of services of any of our executive officers or other key employees could have a material adverse effect on our business, financial condition, and results of operations. In addition, any future expansion of our business will depend on our ability to identify, attract, hire, train, retain and motivate other highly skilled managerial, marketing, customer service and manufacturing personnel, and our inability to do so could have a material adverse effect on our business, financial condition and results of operations.

Cybersecurity incidents could disrupt business operations, result in the loss of critical and confidential information, and adversely impact our reputation and results of operations.

Global cybersecurity threats can range from uncoordinated individual attempts to gain unauthorized access to our information technology (“IT”) systems to sophisticated and targeted measures known as advanced persistent threats. While we employ comprehensive measures to prevent, detect, address and mitigate these threats (including access controls, data encryption, vulnerability assessments, management training, continuous monitoring of our IT networks and systems and maintenance of backup and protective systems), cybersecurity incidents, depending on their nature and scope, could potentially result in the misappropriation, destruction, corruption or unavailability of critical data and confidential or proprietary information (our own or that of third parties) and the disruption of business operations. While no cybersecurity attack to date has had a material impact on our financial condition, results of operations or liquidity, the threat remains and the potential consequences of a material cybersecurity incident include reputational damage, litigation with third parties, diminution in the value of our investment in research, development and engineering, and increased cybersecurity protection and remediation costs, which in turn could adversely affect our competitiveness and results of operations.

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We have made and expect to continue to make acquisitions as a primary component of our new business plan and growth strategy; we may be unable to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or we may be unable to successfully integrate acquisitions, which could disrupt our operations and adversely impact our business and operating results.

A primary component of our growth strategy has been to acquire complementary businesses to develop our new business plan of infrastructure services. We intend to continue to pursue acquisitions of complementary technologies, products, and businesses as a primary component of our growth strategy to enhance our infrastructure services and expand our customer base and provide access to new markets and increase benefits of scale. Acquisitions involve certain known and unknown risks that could cause our actual growth or operating results to differ from our expectations. For example:

•	we may be unable to identify suitable acquisition candidates or to consummate acquisitions on acceptable terms
•	we may pursue international acquisitions, which inherently pose more risks than domestic acquisitions
•	we compete with others to acquire complementary products, technologies, and businesses, which may result in decreased availability of, or increased price for, suitable acquisition candidates
•	we may be unable to obtain the necessary financing, on favorable terms or at all, to finance any or all of our potential acquisitions
•	we may ultimately fail to consummate an acquisition; and
•	acquired technologies, products or businesses may not perform as we expect, and we may fail to realize anticipated revenue and profits.

In addition, our acquisition strategy may divert management’s attention away from our existing business, resulting in the loss of key customers or employees, and expose us to unanticipated problems or legal liabilities, including responsibility as a successor for undisclosed or contingent liabilities of acquired businesses or assets.

If we fail to conduct due diligence on our potential targets effectively, we may, for example, not identify problems at target companies or fail to recognize incompatibilities or other obstacles to successful integration. Our inability to successfully integrate future acquisitions could impede us from realizing all of the benefits of those acquisitions and could severely weaken our business operations. The integration process may disrupt our business and, if new technologies, products, or businesses are not implemented effectively, may preclude the realization of the full benefits expected by us and could harm our results of operations. In addition, the overall integration of new technologies, products or businesses may result in unanticipated problems, expenses, liabilities, and competitive responses. The difficulties integrating an acquisition include, among other things:

•	issues in integrating the target company’s technologies, products, or businesses with ours
•	incompatibility of marketing and administration methods
•	maintaining employee morale and retaining key employees
•	integrating the cultures of both companies
•	preserving important strategic customer relationships
•	consolidating corporate and administrative infrastructures and eliminating duplicative operations; and
•	coordinating and integrating geographically separate organizations

In addition, even if the operations of an acquisition are integrated successfully, we may not realize the full benefits of the acquisition, including the synergies, cost savings or growth opportunities that we expect. These benefits may not be achieved within the anticipated time frame, or at all.

Further, acquisitions may cause us to:

•	issue common stock that would dilute our current stockholders’ ownership percentage
•	use a substantial portion of our cash resources
•	increase our interest expense, leverage, and debt service requirements if we incur additional debt to pay for an acquisition
•

assume liabilities for which we do not have indemnification from the former owners; further, indemnification obligations may be subject to dispute or concerns regarding the creditworthiness of the former owners

•	record goodwill and non-amortizable intangible assets that are subject to impairment testing and potential impairment charges
•	experience volatility in earnings due to changes in contingent consideration related to acquisition earn-out liability estimates
•	incur amortization expenses related to certain intangible assets
•	lose existing or potential contracts as a result of conflict of interest issues
•	become subject to adverse tax consequences or deferred compensation charges
•	incur large and immediate write-offs; or
•	become subject to litigation

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Our by-laws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our by-laws contain provisions with respect to the indemnification of our officers and directors against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection with any action, suit or proceeding to which they were made parties by reason of his or her being or having been one of our directors or officers. In the event that any of our officers or directors incurs any expenses, liability or loss resulting from any such action, suit or proceeding, we will be responsible for such expenses, liabilities, or losses, which could have a material adverse effect on our business and financial condition. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our financial statements may not be comparable to those of other companies.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates, and our stockholders and potential investors may have difficulty in analyzing our operating results if comparing us to such companies.

Our Chief Executive Officer has the ability to control corporate and stockholder matters, providing him with the ability to control or influence stockholder decisions.

Our Chief Executive Officer, William Robinson, owns 19,650,000 Preferred A Shares, which shares may be converted into 120,801,101 Common Shares, which would represent 50.11 % of our Voting Common Stock Shares outstanding. Our Chief Executive Officer’s ability to convert his Preferred A Shares into a majority of our Common Stock Shares outstanding gives him the control over a majority of our outstanding voting power, enabling him to control corporate and stockholder matters, including funding employee equity incentive programs, electing directors, and determining the outcome of all matters submitted to a vote of our stockholders.

Preferred C Shares issued pursuant to Advisory Agreements, if converted into Common Shares, will cause material dilution to Common Stock held by our shareholders.

We have Advisory Agreements with Kevin Harrington and Joe Abrams, which provide for the issuance of an aggregate of 11,442,857 Preferred C Shares. The 11,442,857 Preferred C Shares are convertible at any time at the holder’s option into Common Stock Shares at a valuation of $0.07 per share. Should the 11,442,857 or any material amount thereof be converted into Common Stock Shares, there will be material dilution to the shareholder interests of our shareholders.

We do not have an independent board of directors which could create a conflict of interests and pose a risk from a corporate governance perspective.

Our Board of Directors consists mostly of current executive officers and consultants, which means that we do not have any outside or independent directors. The lack of independent directors:

•	May prevent the Board from being independent from management in its judgments and decisions and its ability to pursue the Board responsibilities without undue influence.
•	May present us from providing a check on management, which can limit management taking unnecessary risks.
•	Create potential for conflicts between management and the diligent independent decision-making process of the Board.
•	Present the risk that our executive officers on the Board may have influence over their personal compensation and benefits levels that may not be commensurate with our financial performance.
•	Deprive us of the benefits of various viewpoints and experience when confronting challenges that we face.

Because officers serve on our Board of Directors, it will be difficult for the Board to fulfill its traditional role as overseeing management.

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Because we do not have a nominating or compensation committee, shareholders will have to rely on the entire board of directors, no members of which are independent, to perform these functions.

We do not have a nominating or compensation committee, or any such committee comprised of independent directors. The board of directors performs these functions. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our election not to opt out of the JOBS Act extended accounting transition period may not make our financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the application date for private companies. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. As of present, there are no new or revised accounting standards that have been issued by the PCAOB or the SEC applicable to us for which we have adopted the application date for private companies.

The JOBS Act will also allow us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC. The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Registrant meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•

be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

•

be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;

•

be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

•

be exempt from any rules that may be adopted by the Public Registrant Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

We intend to take advantage of some or all the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. We have elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Registrant’s independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, we may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Registrant. As a result, investor confidence and the market price of our common stock may be adversely affected.

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We may have difficulty obtaining officer and director coverage or obtaining such coverage on favorable terms or financially be unable to obtain any such coverage, which may make it difficult for our attracting and retaining qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage or financially be unable to obtain such coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 and if we fail to comply in a timely manner, our business could be harmed, and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.

We expect to incur expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, although attestation requirements by our independent registered public accounting firm are not presently applicable to us, we could become subject to these requirements in the future and we may encounter problems or delays in completing the implementation of any resulting changes to internal controls over financial reporting. In the event that our Chief Executive Officer or Chief Financial Officer determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively affected.

These and other new or changed laws, rules, regulations, and standards are, or will be, subject to varying interpretations in many cases due to their lack of specificity. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Further, compliance with new and existing laws, rules, regulations and standards may make it more difficult and expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. Members of our board of directors and our principal executive officer and principal financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified directors and executive officers, which could harm our business. We continually evaluate and monitor regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result.

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COVID-19 RELATED RISKS

The outbreak of the coronavirus may negatively impact sourcing and manufacturing of the products that we sell as well as consumer spending, which could adversely affect our business, results of operations and financial condition.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and could adversely affect our business, results of operations and financial condition.

The outbreak of the COVID-19 may adversely affect our supply chain.

The worldwide outbreak of corona virus could adversely affect our business, results of operations and financial condition. The coronavirus outbreak may materially impact sourcing and manufacturing of our personal protection equipment products that are manufactured in other countries and materials for our products that are sourced in other countries by overseas manufacturers and in other affected regions. Travel within and into other overseas countries may be restricted, which may impact our manufacturers’ ability to obtain necessary materials and inhibit travel of manufacturers and material suppliers. Additionally, there are potential factory closures, inability to obtain materials, disruptions in the supply chain and potential disruption of transportation of goods produced other countries adversely impacted by the coronavirus outbreak, or threat or perceived threat of such outbreak. As a result, we may be unable to obtain adequate inventory from sources from these regions, which could adversely affect our business, results of operations and financial condition.

The outbreak of the COVID-19 may adversely affect our customers.

Further, such risks as described above could also adversely affect our customers' financial condition, resulting in reduced spending for the merchandise we sell. Risks related to an epidemic, pandemic, or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or operations of our sourcing partners. The ultimate extent of the impact of any epidemic, pandemic or other health crisis on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of such epidemic, pandemic or other health crisis and actions taken to contain or prevent their further spread, among others. These and other potential impacts of an epidemic, pandemic, or other health crisis, such as COVID-19, could therefore materially and adversely affect our business, financial condition, and results of operations.

The COVID-19 Pandemic poses threats to manufacturing capacity and temporary disruption of operations.

Some customers, distributors, and end users alike, are stockpiling product and placing orders to assure a continued supply of garments and personal protective equipment through the duration of the COVID-19 Pandemic. The ability of our industry to ramp up production to meet demand, and how long the pandemic lasts, will have a direct impact on the amount of inventory remaining in distribution channels once the pandemic subsides. This factor, coupled with the possibility of economic recession, could have a deleterious impact on sales for a significant period that could negatively impact our revenues and our third-party manufacturing efficiencies. Our ability to increase market penetration is predicated upon our continued ability to sub-manufacturer at a sufficient capacity, however, there can be no guarantees that our manufacturing will not be negatively impacted by the pandemic or government responses to it. Additionally, there is a risk that government responses to thwart the spread of the virus, in the form of local or regional quarantine or shelter-in-place orders, could require temporary curtailment of manufacturing operations of our manufacturers, or prevent the export of our products from the country of origin. In such cases, our inability to deliver product would negatively impact sales.

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RISKS RELATED TO OUR SALES OF PERSONAL PROTECTION EQUIPMENT

Because we do not own our own manufacturing facilities to manufacture personal protective equipment, we are at a competitive disadvantage and subject to other risks.

Other distributors of personal protective equipment have a competitive advantage over us because they operate their own manufacturing facilities, which provides them with a sustainable strategic advantage. This permits such distributors the ability to rapidly scale up production to meet emergency demand, shift production between locations to take advantage of new trade agreements or avoid complications that may arise from trade disputes. By comparison, because we do not have our own manufacturing facilities, we lack the ability to respond as quickly to emergency situations because contractor agreements typically require forecast lead-times.

Our results of operations pertaining to sales of personal protection equipment could be negatively affected by potential fluctuations in foreign currency exchange rates.

Our third-party manufacturing or suppliers of personal protection equipment require payment to be made in US dollars or foreign currencies. Any decrease in the value of the US dollar in relation to foreign currencies could increase the cost of the services provided to us pursuant to existing and future contracts. There can be no assurance that we will be able to increase product prices to offset any such cost increases, and any failure to do so could have a material adverse effect on our business, financial condition and results of operations.

We are also exposed to foreign currency exchange rate risks as a result of our sales to customers in foreign countries. Our sales in these countries are usually denominated in the local currency. If the value of the US dollar increases relative to these local currencies, and we are unable to raise our prices proportionally, then our profit margins could decrease because of the exchange rate change. We are exposed to changes in foreign currency exchange rates as a result of our purchases and sales in other countries. To manage the volatility relating to foreign currency exchange rates, we seek to limit, to the extent possible, our non-US dollar denominated purchases and sales.

We face competition from other companies in the personal protection equipment business, a number of which have substantially greater resources than we do.

We face significant competition in sales of personal protection equipment. With sales of personal protection equipment, our competitors, such as DuPont, Honeywell, Ansell, Kimberly Clark, and others have substantially greater financial, marketing and sales resources than we do. In addition, we believe that the barriers to entry in the disposable and reusable garments and gloves markets are relatively low.

Technological change could negatively affect sales of our products and our performance.

The rapid development of fabric technology continually affects the state of personal protection equipment and may directly impact the performance of our personal protection products. We cannot assure you that we will successfully maintain or improve the effectiveness of our existing products that we obtain from third parties, nor can we assure you that we will successfully identify new opportunities or continue to have the needed financial resources to develop new fabric or apparel manufacturing techniques from third parties in a timely or cost-effective manner. In addition, products manufactured by others may render our products obsolete or noncompetitive. If any of these events occur, our business, prospects, financial condition, and operating results will be materially and adversely affected.

We are subject to risk as a result of international sub manufacturing agreements

Because most of our personal protection products are manufactured at our facilities located in China, Vietnam, Malaysia, South Korea, and Turkey, our operations are subject to risks inherent in doing business internationally, including adverse effects on our operations from corruption, war, international terrorism, civil disturbances, political instability, government activities such as border taxes and renegotiation of treaties, deprivation of contract and property rights and currency valuation changes. In addition, periods of international unrest may impede our ability to manufacture goods in other countries and could have a material adverse effect on our business and results of operations.

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We may be subject to product liability claims, and insurance coverage could be inadequate or unavailable to cover these claims.

Our personal protection products are used for protection from viruses and bacteria and failure to use our products for their intended purposes, in addition to which the failure to use our products properly or the malfunction of our products could result in injury or death of the user. In such cases, we may be subject to product liability claims arising from the design, manufacture, or sale of our products. If these claims are decided against us, and we are found to be liable, we may be required to pay substantial damages. We cannot assure you that our insurance coverage would be sufficient to cover the payment of any potential claim. In addition, we cannot assure you that this or any other insurance coverage will continue to be available or, if available, that we will be able to obtain it at a reasonable cost. Any material uninsured loss could have a material adverse effect on our financial condition, results of operations and cash flows.

RISKS RELATED TO OUR INFRASTRUCTURE SERVICES

We face competition from other companies in the infrastructure business, a number of which have substantially greater resources than we do.

With respect to our infrastructure services, our competitors have greater financial, marketing, operational, and sales resources than we do and such competition could have a material adverse effect on our net sales and results of operations.

Our infrastructure business is subject to various regulatory, development, operational and market risks that may affect our financial results.

Our ability to successfully execute our infrastructure projects is subject to various regulatory, development, operational, litigation and market risks, including:

•

the ability to obtain necessary approvals and permits from governments and regulatory agencies on a timely basis and on acceptable terms and to maintain those issued approvals and permits and satisfy the terms and conditions imposed therein

•	potential changes in federal, state, provincial and local statutes, and regulations, including environmental
•	requirements, that may prevent a project from proceeding or increase the anticipated cost of the project
•	impediments on our ability to acquire or renew rights-of-way or land rights on a timely basis and on acceptable terms
•	opposition to our projects and operations by third parties, including interest groups
•	the availability of skilled labor, equipment, and materials to complete projects
•

the ability to construct projects within anticipated costs, including the risk of cost overruns resulting from inflation or increased costs of equipment, materials or labor, contractor, or supplier non-performance

•	weather, geologic conditions or other factors beyond our control, that may be material
•	general economic factors that affect the demand for our projects; and
•	the ability to raise financing for these projects

Climate related risks are integrated into multiple of our larger risk categories that encompass operational, financial and stakeholder consequences. This is done because of the interconnected economic, social, and environmental nature of climate impacts requires a comprehensive review within the context of other risks that impact us.

Erosion of stakeholder trust or confidence or changes in our reputation with stakeholders, interest groups, political leadership, the media or other entities could influence actions or decisions about us and our industry and have negative impacts on our business, operations or financial results.

Our infrastructure related operations, projects and growth opportunities require us to have strong relationships with key stakeholders including local communities, Indigenous communities, and other groups directly impacted by our activities, as well as governments and government agencies. Inadequately managing expectations and issues important to stakeholders, including those related to environment and climate change, could affect stakeholder trust and confidence and our reputation.

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There could be negative impacts on our business, operations, or financial results due to erosion of stakeholder trust or confidence or changes in our reputation with stakeholders, interest groups (including non-governmental organizations), political leadership, the media, or other entities. Public and stakeholder opinion may be influenced by certain media and others’ negative portrayal of the industry in which we operate as well as their opposition to our projects and ongoing operations. Potential impacts of an erosion of stakeholder trust or confidence or negative public opinion may include loss of business, loss of ability to secure growth opportunities, delays in project execution, increased regulatory oversight, negative impact in obtaining necessary approvals and permits from governments and regulatory agencies on a timely basis and on acceptable terms, any one or a combination of which will negatively impact our results of operations.

Our infrastructure operations may be regulated and failure to secure regulatory approval for our proposed projects, or loss of required approvals for our existing operations, could have a negative impact on our business, financial condition or results of operations.

The nature and degree of regulation and legislation affecting infrastructure services in the United States has experienced significant growth. We may be unable to obtain or maintain all required regulatory approvals for our infrastructure projects. If there is a delay in obtaining any required regulatory approvals, if we fail to obtain or comply with them, or if laws or regulations change or are administered in a more stringent manner, the operations of facilities or the development of new facilities could be prevented, delayed or become subject to additional costs.

Our infrastructure operations are subject to numerous environmental laws and regulations, compliance with which may require significant capital expenditures, increase our cost of operations, and affect or limit our business plans, or expose us to environmental liabilities.

We are subject to environmental laws and regulations affecting many aspects of our present and future operations, including air emissions, water quality, wastewater discharges, solid waste, and hazardous waste. Failure to comply with environmental laws and regulations and failure to secure permits necessary for our operations may result in the imposition of fines, penalties and injunctive measures affecting our operating assets. In addition, changes in environmental laws and regulations or the enactment of new environmental laws or regulations, could result in a material increase in our cost of compliance with such laws and regulations. We may be unable to obtain or maintain all required environmental regulatory approvals and permits for our operating assets or development projects. If there is a delay in obtaining any required environmental regulatory approvals or permits, if we fail to obtain or comply with them, or if environmental laws or regulations change or are administered in a more stringent manner, the operations of facilities or the development of new facilities could be prevented, delayed or become subject to additional costs. We expect that costs we incur to comply with environmental regulations in the future may have a significant effect on our earnings and cash flows.

Our infrastructure operations are subject to operational regulation and other requirements, including compliance with easements and other land tenure documents, and failure to comply with applicable regulations and other requirements could have a negative impact on our business, financial condition or results of operations.

Operational risks relate to compliance with applicable operational rules and regulations mandated by governments, applicable regulatory authorities, or other requirements that may be found in easements or other agreements that provide a legal basis for our operations, breaches of which could result in fines, penalties, awards of damages, operating restrictions (including shutdown of lines) and an overall increase in operating and compliance costs. Scrutiny over the integrity of our assets and operations has the potential to increase operating costs or limit future projects. Potential regulatory changes and legal challenges could have an impact on our future earnings from existing operations and the cost related to new projects. Regulators' future actions may differ from current expectations, or future legislative changes may impact the regulatory environments in which we operate. While we seek to mitigate operational regulation risk by active monitoring and consulting on potential regulatory requirement changes with the respective regulators directly, or through industry associations, and by developing response plans to regulatory changes or enforcement actions, such mitigation efforts may be ineffective or insufficient.

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Our infrastructure business requires the retention and recruitment of a skilled workforce, and difficulties recruiting and retaining our workforce could result in a failure to implement our business plans.

Our infrastructure operations and management require the retention and recruitment of a skilled workforce, including engineers, technical personnel, and other professionals. We and our affiliates compete with other companies in the infrastructure industry for this skilled workforce. If we are unable to retain current employees and/or recruit new employees of comparable knowledge and experience, our business could be negatively impacted. In addition, we could experience increased allocated costs to retain and recruit these professionals.

Our insurance coverage may be insufficient to cover our losses in the event of an accident, natural disaster, or other hazardous event.

Our operations are subject to many hazards inherent in our industry. Our assets may experience physical damage as a result of an accident or natural disaster. These hazards can also cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage, and suspension of operations. If our insurance coverage is not adequate to cover claims for the foregoing hazards, our results of operations will be materially and negatively impacted.

We may be subject to financial losses, penalties, and other liabilities if we fail to maintain safe work sites, equipment, or facilities regarding our infrastructure operations.

Our safety record with regard to our infrastructure services are  critical to our reputation. We maintain health and safety standards to protect our employees, customers, vendors, and the public. Our business sites, including construction and maintenance sites, often put our employees and others in close proximity with large pieces of equipment, moving vehicles, pressurized water, chemicals, and other regulated materials. On many sites we are responsible for safety and, accordingly, must implement safety procedures. If we fail to implement such procedures or if the procedures, we implement are ineffective or are not followed by our employees or others, our employees and others may be injured or die. Unsafe work sites also have the potential to increase our operating costs. Any of the foregoing could result in financial losses, which could have a material adverse impact on our business, financial condition, and results of operations.

Legislation or other changes in U.S. tax law could adversely affect our business and financial condition.

The rules dealing with U.S. federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect us or holders of our common stock. In recent years, many changes have been made to applicable tax laws and changes are likely to continue to occur in the future.

For example, the Tax Cuts and Jobs Act, or the TCJA, was enacted in 2017 and made significant changes to corporate taxation, including the reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, the limitation of the tax deduction for net interest expense to 30% of adjusted taxable income (except for certain small businesses), the limitation of the deduction for net operating losses from taxable years beginning after December 31, 2017 to 80% of current year taxable income and the elimination of net operating loss carrybacks generated in taxable years ending after December 31, 2017 (though any such net operating losses may be carried forward indefinitely) and the modification or repeal of many business deductions and credits. In addition, on March 27, 2020, President Trump signed into law the “Coronavirus Aid, Relief, and Economic Security Act” or the CARES Act, which included certain changes in tax law intended to stimulate the U.S. economy in light of the COVID-19 public health emergency, including temporary beneficial changes to the treatment of net operating losses, interest deductibility limitations and payroll tax matters.

It cannot be predicted whether, when, in what form or with what effective dates new tax laws may be enacted, or regulations and rulings may be enacted, promulgated or issued under existing or new tax laws, which could result in an increase in our or our shareholders’ tax liability or require changes in the manner in which we operate in order to minimize or mitigate any adverse effects of changes in tax law or in the interpretation thereof.

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RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all of our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

We are presently authorized to issue up to 500,000,000 shares of common stock with a par value of $0.001.The issuance of such shares will likely result in a reduction of the book value and market price of the original outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control, in which case we would have to modify their existing limit on authorized shares, which they may do in the future.

Our common stock is quoted on the OTC Markets quotation system which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Markets electronic quotation system, which is a significantly more limited trading market than the NYSE MKT or The NASDAQ Stock Market. The quotation of our shares on the OTC Markets may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

There is limited liquidity on the OTC Markets quotation system which may result in stock price volatility and inaccurate quote information.

When fewer shares of a security are being traded on the OTC Markets, volatility of prices may increase, and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one’s orders for shares of our common stock being executed, and current prices may differ significantly from the price one was quoted at the time of one’s order entry.

We expect the market price of our common stock to fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or ourselves. In addition, the OTC Markets is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

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Our common stock is extremely thinly traded, so you may be unable to sell at or near asking prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Currently, our common stock is quoted in the OTC Markets electronic quotation system and future trading volume may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTC Markets stocks and certain major brokerage firms restrict their brokers from recommending OTC Markets stocks because they are considered speculative, volatile and thinly traded. The OTC market is an inter-dealer market much less regulated than the major exchanges and our common stock is subject to abuses, volatility and shorting. Thus, there is currently not a broadly followed and established trading market for our common stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because we do not intend to pay dividends, stockholders will benefit from an investment in our common stock only if it appreciates in value.

We have never declared or paid any cash dividends on common stock. For the foreseeable future, it is expected that earnings, if any, generated from our operations will be used to finance the growth of our business, and that no dividends will be paid to holders of our common stock. As a result, the success of an investment in our common stock will depend upon any future appreciation in its value. There is no guarantee that our common stock will appreciate in value.

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of its business and its ability to obtain or retain listing of our Common Stock.

We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications required by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain listing of our shares of Common Stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

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The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock may be highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results
•	announcements of developments by us or our competitors
•	changes in the industries in which we operate
•	regulatory actions regarding our products
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, or capital commitments
•	adoption of new accounting standards affecting the industries in which we operate
•	additions or departures of key personnel
•	introduction of new products by us or our competitors
•	sales of our Common Stock or other securities in the open market; and
•	other events or factors, many of which are beyond our control

The price at which you purchase shares of our Common Stock may not be indicative of the price that will prevail in the trading market. Shareholders may experience wide fluctuations in the market price of our securities. These fluctuations may have a negative effect on the market price of our securities and may prevent a shareholder from obtaining a market price equal to the purchase price such shareholder paid when the shareholder attempts to sell our securities in the open market. In these situations, the shareholder may be required either to sell our securities at a market price, which is lower than the purchase price the shareholder paid, or to hold our securities for a longer period than planned. An inactive or low trading market may also impair our ability to raise capital by selling shares of capital stock. You may be unable to sell your shares of Common Stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. Any of the risks described above could adversely affect our sales and profitability and the price of our Common Stock.

Dilution of our shares will likely be adversely affected by sales of our common stock pursuant to our agreement with the Selling Stockholders.

Sales of an aggregate of 10,546,647shares of our Common Stock being registered herein on behalf of GHS, Peak One and Peak One Investments, most prominently 9,496,647 shares on behalf of GHS, and the subsequent resale of those shares will have a material dilutive effect upon our shares and will likely have a depressive effect on the market price of our Common Stock.

An investment in our shares is highly speculative.

The shares of our common stock are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the risk factors contained herein relating to our business and prospects. If any of the risks presented herein actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

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Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities will be in the over-the-counter market, which is commonly referred to as the OTCQB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions that are not available to us. It is likely that our shares will be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also must be made about the risks of investing in penny stocks in public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, probably, will be subject to such penny stock rules for the foreseeable future and our shareholders will likely find it difficult to sell their securities.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements. Any substantial sales of our Common Stock pursuant to Rule 144 may have a material adverse effect on the market price of our Common Stock.

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If we fail to maintain effective internal controls over financial reporting, the price of our Common Stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our Common Stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

Our annual and quarterly results may fluctuate, which may cause substantial fluctuations in our Common Stock price.

Our annual and quarterly operating results may in the future fluctuate significantly depending on factors including the timing of purchase orders, new product releases by us and other companies, gain or loss of significant customers, price discounting of our product, the timing of expenditures, product delivery requirements and economic conditions. Revenues related to our product are required to be recognized upon satisfaction of all applicable revenue recognition criteria. The recognition of revenues from our product is dependent on several factors, including, but not limited to, the terms of any license agreement and the timing of implementation of our products by our customers.

Any unfavorable change in these or other factors could have a material adverse effect on our operating results for a particular quarter or year, which may cause downward pressure on our Common stock price. We expect quarterly and annual fluctuations to continue for the foreseeable future.

The Nevada Revised Statute contains provisions that could discourage, delay, or prevent a change in control of our company, prevent attempts to replace or remove current management and reduce the market price of our stock.

We are subject to the anti-takeover provisions of the NRS. Depending on the number of residents in the state of Nevada who own our shares, we could be subject to the provisions of Sections 78.378 et seq. of the Nevada Revised Statutes which, unless otherwise provided in the Company’s articles of incorporation or by-laws, restricts the ability of an acquiring person to obtain a controlling interest of 20% or more of our voting shares. Our articles of incorporation and by-laws do not contain any provision which would currently keep the change of control restrictions of Section 78.378 from applying to us.

We are subject to the provisions of Sections 78.411 et seq. of the Nevada Revised Statutes. In general, this statute prohibits a publicly held Nevada corporation from engaging in a “combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the combination or the transaction by which the person became an interested stockholder is approved by the corporation’s board of directors before the person becomes an interested stockholder. After the expiration of the three-year period, the corporation may engage in a combination with an interested stockholder under certain circumstances, including if the combination is approved by the board of directors and/or stockholders in a prescribed manner, or if specified requirements are met regarding consideration. The term “combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 10% or more of the corporation’s voting stock. A Nevada corporation may “opt out” from the application of Section 78.411 et seq. through a provision in its articles of incorporation or by-laws. We have not “opted out” from the application of this section.

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Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks can be negatively affected from patterns of fraud and abuse.

Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Our Bylaws and Articles of Incorporation exculpates our officers and directors from certain liability to us or our stockholders.

Our Articles of Incorporation contain a provision that no director or officer will be personally liable to us or our stockholders for damages regarding breaches of fiduciary duty. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. Additionally, these provisions and resultant costs may also discourage our bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers, even though such actions, if successful, might otherwise benefit our company and shareholders. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable

RISKS RELATED TO THE EQUITY FINANCING AGREEMENT LINE WITH GHS

GHS’ sales of our Shares into the open market may cause material decreases in our stock price.

The 10,546,647 shares of our common stock that are being registered herein and may be sold into the market by GHS could cause our stock price to decline.

Funding from the EFA with GHS may be limited or insufficient to fund our operations or to implement our strategy.

Under our EFA with GHS, upon effectiveness of the registration statement of which this prospectus is a part, and subject to other conditions, we may direct GHS to purchase up to 9,976,647 shares of our common stock over a 36-month period. At an assumed [hypothetical] purchase price of $0.112 (equal to 80% of the Closing Price on September 25, 2020, and assuming the sale by us to GHS of all of the 9,796,647 shares, or approximately 8.9% of our issued and outstanding common stock being registered hereunder pursuant to draw downs under the EFA, we would receive approximately $1.097,224 in gross proceeds, which is $8,902,776 less than the $10,000,000 we would receive from the maximum financing of $10,000,000, in addition to which other factors may negatively affect the amount of proceeds we receive, including our share price, discount to market, and other factors relating to our common stock.

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There can be no assurance that we will be able to receive all or any of the total commitment from GHS because the EFA contains certain limitations, restrictions, requirements, conditions and other provisions that could limit our ability to cause GHS to buy common stock from us. For instance, we are prohibited from issuing a Draw Down Notice if the amount requested in such Draw Down Notice exceeds the Maximum Draw Down Amount, or the sale of Shares pursuant to the Draw Down Notice would cause us to sell or GHS to purchase an aggregate number of shares of the Company’s common stock which would result in beneficial ownership by GHS of more than 4.99%of our common stock (as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder). Moreover, there are limitations with respect to the frequency with which we may provide Draw Down Notices to GHS under the EFA. Also, as discussed above, there must be an effective registration statement covering the resale of any Shares to be issued pursuant to any draw down under the EFA, and the registration statement of which this prospectus is a part, which covers the resale of 10,546,647 Shares, 9,796,647 that may be issuable pursuant to draw downs under the EFA. These registration statements may be subject to review and comment by the staff of the Commission and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured.

The extent to which we rely on GHS as a source of funding will depend on a number of factors, including the amount of working capital needed, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from GHS were to prove unavailable or prohibitively dilutive, we would need to secure another source of funding. Even if we sell all 34,457,119 shares of common stock under the Purchase Agreement with GHS, we will still need additional capital to fully implement our current business, operating plans, and development plans.

The sale or issuance of our common stock to GHS at a discount may cause substantial dilution and the resale of the shares of common stock by GHS into the public market, or the perception that such sales may occur, could cause the price of our common stock to fall.

Under the Equity Financing Agreement dated September 18, 2020 with GHS Investments (“EFA”), upon effectiveness of the registration statement of which this prospectus is a part, and subject to other conditions, we may direct GHS to purchase up to 9,796,647 of our shares of common stock over a 36-month period. We are registering an aggregate of 9,796,647 on behalf of GHS pursuant to the Registration Rights Agreement, representing shares which have been and may be issuable to GHS under the EFA. Notwithstanding GHS’s beneficial ownership limitation set forth in the EFA, if all of the 9,496,647 shares offered under this prospectus were issued and outstanding as of September 25, 2020 such shares would represent approximately 8.9% of the total number of shares of our common stock outstanding and 76.3% of the total number of outstanding shares of our common stock held by non-affiliates (not including any Preferred Shares that may be converted into Common Shares), in each case as of September 24, 2020.The number of shares ultimately offered for sale by GHS under this prospectus is dependent upon a number of factors, including the number of Shares we ultimately issue and sell to GHS under the EFA. Because the actual Equity Purchase price for the Shares that we may sell to GHS will fluctuate based on the market price of our common stock during the term of the EFA, we are not able to determine at this time the exact number of shares of our common stock that we will issue under the EFA and, therefore, the exact number of shares we will ultimately register for resale under the Securities Act.

Specifically, because the per share Equity Purchase price for the Shares subject to a Draw Down Notice will be equal to a 20% discount to certain trading prices of our common stock as set forth in the EFA, GHS will pay less than the then-prevailing market price for our common stock, and the actual Equity Purchase price for the Shares that we may sell to GHS will fluctuate based on the VWAPs and closing prices of our common stock during the term of the EFA.As a result of this discount, GHS may have a financial incentive to sell our common stock immediately to realize the profit equal to the difference between the Equity Purchase price and the market price. If GHS sells the common stock, the market price of our common stock could decrease. If the market price of our common stock decreases, GHS may have a further incentive to sell the common stock that it holds. These sales may have a further impact on the market price of our common stock.

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Moreover, there is an inverse relationship between the market price of our common stock and the number of shares of our common stock that may be sold pursuant to the EFA. That is, the lower the market price, the more shares of our common stock that may be sold under the EFA. Accordingly, if the market price of our common stock decreases (whether such decrease is due to sales by GHS in the market or otherwise) and, in turn, the Equity Purchase price of our common stock sold to GHS under the EFA decreases, this could allow GHS to receive greater numbers of shares of our common stock pursuant to draw downs under the EFA. Although the number of shares of our common stock that our existing stockholders own will not decrease, the common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such sales to GHS. Depending on market liquidity at the time, the sale of a substantial number of shares of our common stock to GHS at a discount to the then-prevailing market price for our common stock under the EFA, and the resale of such shares by GHS into the public market, or the perception that such sales may occur, could cause the trading price of our common stock to decline, result in substantial dilution to existing stockholders and make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

For a tabular disclosure of the number of securities and percentage ownership to be issued assuming we sell all the securities on the registration statement and assuming sales to GHS at various discounts to our current market price, please see “EFA with GHS ” on page 34 of this prospectus.

We may use the net proceeds from sales of our common stock to GHS pursuant to the EFA in ways with which you may disagree.

We intend to use the net proceeds from sales of our common stock to GHS pursuant to the EFA for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from sales of common stock to GHS pursuant to the EFA. Accordingly, we will have significant discretion in the use of the net proceeds of sales of common stock to GHS pursuant to the EFA. It is possible that we may allocate the proceeds differently than investors in this offering desire or that we will fail to maximize our return on these proceeds. We may, subsequent to this offering, modify our intended use of the proceeds from sales of common stock to GHS pursuant to the EFA to pursue strategic opportunities that may arise, such as potential acquisition opportunities. You will be relying on the judgment of our management with regard to the use of the net proceeds from the sales of common stock to GHS pursuant to the EFA, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Any failure to apply the proceeds from sales of common stock to GHS pursuant to the EFA effectively could have a material adverse effect on our business and cause a decline in the market price of our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Form S-1 and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form S-1 and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as 'anticipate,' 'estimate,' 'expect,' 'project,' 'plan,' 'intend,' 'believe,' 'may,' 'should,' 'can have,' 'likely' and other words and terms of similar, meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form S-1, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form S-1, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form S-1 or any documents incorporated by reference herein speaks only as of the date of this Form S-1 or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Although the forward-looking statements in this Prospectus are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Form S-1 or otherwise make public statements updating our forward-looking statements.

Because the risk factors referred to above, as well as other risks not mentioned above, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which ones will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Cautionary Note

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE OR SHOULD THE UNDERLYING ASSUMPTIONS OF OUR BUSINESS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

USE OF PROCEEDS

We will not receive any proceeds from the disposition and/or resale of the shares of common stock by the Selling Stockholder or their transferees. We will, however, receive cash proceeds from Put Notices we issue to GHS, which we intend to use for debt reduction, acquisitions, and working capital.

DETERMINATION OF OFFERING PRICE

In determining the public offering price of the shares, we considered several factors including the following:

•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structures.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

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DILUTION

Not applicable. The Shares registered under this registration statement are not being offered for purchase. The shares are being registered on behalf of GHS pursuant to Put Notices we issue to GHS.

SELLING SHAREHOLDER PEAK ONE AND PEAK ONE INVESTMENTS

Selling Shareholders Peak One and Peak One Investments may offer and sell the following Common Stock Shares, registered for resale herein: (a) Peak One – 375,000 Shares of Common Stock already issued to Peak One, registered for resale herein, and would represent less than 1 % of our issued and outstanding shares as of September _, 2020; and (b) Peak One Investments - 375,000 Shares of Common Stock already issued to Peak One, registered for resale herein, and would represent less than 1% of our issued and outstanding Common Stock shares as of September _, 2020.

Background of Shares issued to Peak One and Peak One Investments

As disclosed in our Form 8-K July 23, 2020 Form 8-K, on July 23, 2020, we entered into an Equity Purchase Agreement (the “EPA”) with Peak One Opportunity Fund, L.P., a Delaware Limited Partnership (“Peak One”), giving us the option to sell up to $10,000,000 worth of our common stock to Peak One (the “Maximum Commitment Amount”), in increments, over the period ending twenty-four (24) months after the date the Registration Statement is deemed effective by the SEC (the “Commitment Period”). Additionally, we were required to issue 750,000 shares of our common stock (the “Commitment Shares”) to Peak One and its affiliate as a commitment fee in connection with the execution of the Agreement, which Commitment Shares were issued on July 24, 2020.We also entered into a Registration Rights Agreement with Peak One on July 23, 2020, requiring us to file a S-1 Registration Statement providing for the registration of our common stock that result from our selling to Peak One an indeterminate number of shares up to an aggregate purchase price of $10,000,000 and the subsequent resale by Peak One of such shares (the “Mandatory Registration Rights”). The Registrable Securities also include the Commitment Shares. The EPA and the Registration Rights Agreement with Peak One are referred to herein as the “Transaction Documents”.

Termination of the Transaction Documents

On September 14, 2020, pursuant to Amendment Number 1 to the Transaction Documents, we and Peak One agreed to: (a) terminate the EPA and the Registration Rights Agreement effective as of September 14, 2020; and (b) the Commitment Shares were earned upon full execution of the EPA and in lieu of the Mandatory Registration Rights in the Registration Rights Agreement, we granted piggy-back registration rights to the Commitment Shares.

SELLING STOCKHOLDER GHS

Selling Stockholder GHS may offer and sell 9,796,647 Shares of our Common Stock to be purchased by GHS pursuant to the Equity Financing Agreement dated September 18, 2020 with GHS Investments (“EFA”), registered for resale herein, and would represent 8.9% of our issued and outstanding shares as of September 29, 2020.

Pursuant to the September 18, 2020 EFA between us and GHS, we shall promptly after we become aware of an event or fact that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the making of any changes in the registration statement.

The Selling Stockholder GHS identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

GHS will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by the Selling Stockholder may be deemed to be underwriting commissions.

We cannot give an estimate as to the number of shares of common stock that will actually be held by the Selling Stockholder upon termination of this offering, because the Selling Stockholder may offer some or all of the common stock being registered on their individual behalf under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

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The manner in which the Selling Stockholder acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of the Selling Stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholders’ account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholders after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of the date as of which the information is provided, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 106,688,241 shares of our common stock outstanding as of September 29, 2020.

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no Selling Stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

Name of Selling Stockholder	Shares Owned Before Offering	Shares Being Offered Number Shares		Owned After Offering
GHS Investments LLC	0	9,496,647	(1)(2)(3)(4)	0	(2)
Peak One Opportunity Fund, LLC(5)(7)	375,000	375,000		0
Peak One Investments, LLC (6)(7)	375,000	375,000		0

Notes:

__________

1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

2)

Because the Selling Stockholders may offer and sell all or only some portion of the 35,207,119 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that the selling stockholder will hold upon termination of the offering. The column titled “Number of Shares Owned After Offering” assumes that the Selling Stockholder will sell all of their Shares.

3)	Mark Grober exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by GHS.

4)	Consists of up 9,496,647 shares of common stock to be sold by GHS pursuant to the EFA.

5)	Consists of 375,000 shares of common stock to be sold by Peak One Opportunity Fund, LLC

6)	Consists of 375,000 shares of common stock to be sold by Peak One Investments, LLC

7)	Jason Goldstein exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Peak One and Peak One Investments.

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THE OFFERING

Summary of the Offering

Shares currently outstanding:	106,688,241

Shares being offered:	9,496,647 shares of common stock that we may issue to GHS pursuant to draw downs under the Equity Financing Agreement dated September 18, 2020 with GHS Investments

375,000 Shares already issued to Peak One and being registered herein in the name of Selling Stockholder Peak One

375,000 Shares already issued to Peak One Investments and being registered herein in the name of Selling Stockholder Peak One Investments

Offering Price per share:

The Selling Stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

Use of Proceeds:

We will not receive any proceeds from the sale of the shares of our common stock by the Selling Stockholders. However, we will receive proceeds from receive cash proceeds from Put Notices we issue to GHS pertaining to the 9,496,647 shares being registered on behalf of Selling Shareholder GHS.

OTC Markets Symbol:	OTCQB:RIII

Risk Factors:	See “Risk Factors” beginning on page 12 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

September 14, 2020 Amendment to Transactions Documents – Peak One Opportunity Fund, LP

On July 23, 2020, we entered into an Equity Purchase Agreement and Registration Rights Agreement with Peak One Opportunity Fund in connection with a $10,000,000 funding commitment On September 14, 2020, pursuant to an Amendment to these transaction documents: (a) the Equity Purchase Agreement and the Termination Agreement were terminated as of September 14, 2020; (b) we agreed that the 375,000 Commitment Shares previously issued each to Peak One Opportunity Fund and Peak One Investments LLC were earned upon full execution of the Equity Purchase Agreement; and (c) Peak One Opportunity Fund and Peak One Investments have piggyback registration rights to the Commitment Shares (which shares are being registered herein).

Equity Financing Agreement (“EFA”) with GHS

On September 18, 2020, we entered into the EFA with GHS.

GHS may receive our shares through our issuance of a “Put” to GHS, which means that we are entitled to request equity investments by GHS for our issuance of Common Stock to GHS with an aggregate Purchase Price equal to the value of the Put. The decision to exercise any Put is solely in our discretion. The Purchase Price is subject to a price per share calculation based on the Market Price, which is defined as the lowest daily volume weighted average price (“VWAP”) of the Common Stock during the Pricing Period, which is defined as the 10 consecutive Trading Days preceding the Put Notice Date.

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We may issue a Put to GHS pursuant to a “Put Notice”, which is a written notice to the Investor with the Put Amount that we intend to sell to the Investor with the current number of Shares to be issued and that are outstanding on such date. The “Put Notice Date” means any Trading Day on which the Investor receives a Put Notice. “Put Amount” is defined as the total dollar amount that we request pursuant to an applicable Put, the timing and amounts of each Put, which t is at our sole discretion. The maximum dollar amount of each Put cannot exceed 250% of the average daily trading volume for the Common Stock during the 10 consecutive trading days preceding the Put Notice Date. No Put will be made in an amount equaling less than $10,000 or greater than $500,000.The Purchase Price of the Put shall be 80% of the Market Price during the Open Period, which term is defined as the period beginning on and including the Trading Day immediately following the SEC declaring the S-1 Registration Statement effective and ending on the termination of the EFA. During the Open Period, we may, in our sole discretion, deliver a Put Notice to GHS stating the dollar amount and number of shares we intend to sell to GHS on a designated closing date. During the Open Period, we are not entitled to submit a Put Notice until after the previous closing of the Put has occurred. Although we are not required to sell shares under the EFA, the EFA gives us the option by issuing Put Notices to GHS to sell up to an aggregate of $10,000,000 worth of our common stock to GHS (referred to in EFA as the “Commitment Amount”), in increments, during the Open Period.

We are not entitled to deliver a Put Notice and GHS is not obligated to purchase the Shares unless each of the following conditions are satisfied: (a) the Registration Statement has been declared effective and remains effective and available for the resale of all the Registrable Securities at all times until the Closing; (b) at all times during the period, beginning on the related Put Notice Date and ending on and including the related Closing Date, the Common Stock is required to be listed or quoted for trading on the Principal Market and shall not have been suspended from trading thereon for a period of two (2) consecutive Trading Days during the Open Period; (c) we have not been notified of any pending or threatened proceeding or other action to suspend the trading of our Common Stock; (d) we have complied with our obligations and we are not otherwise in breach of or in default of the EFA or the Registration Rights Agreement or any other agreement executed between the parties, which has not been cured prior to delivery of the Put Notice; (e) no injunction has been issued and remains in force, or action commenced by a governmental authority, thereby prohibiting the purchase or the issuance of the Securities; and (f) the issuance of the Securities will not violate any requirements of the Principal Market. If any of the events in (a) – (f)above occurs during the Pricing Period, the Investor shall have no obligation to purchase the Put Amount of Common Stock set forth in the applicable Put Notice.

Pursuant to the EFA, the Investor shall not be entitled to purchase that number of Shares, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Exchange Act), by GHS, would exceed 4.99% of the number of shares of Common Stock outstanding on the Closing Date, as determined in accordance with Rule 13d-1(j) of the Exchange Act.

There is no assurance the market price of our common stock will increase in the future. Dependent upon the share price, the number of common shares that remain issuable may be insufficient, to allow us to access the full amount contemplated under the EFA. If the bid/ask spread remains the same, we be unable to place puts for the full commitment under the EFA. Based on the closing trading price of our common stock on September 25, 2020, $0.14, the registration statement covers the offer and possible sale of 9,796,647 shares to GHS.

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We represent and warrant in the EFA to the Investor that:

a)	Our Board of Directors authorized the EFA (and related Transaction Documents and securities issuances) provided for in the EFA.
b)

Except as disclosed in our SEC filings: (i) no shares of our capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by us; (ii) there are no outstanding debt securities; (iii) there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock or any of our Subsidiaries, or contracts, commitments, understandings or arrangements by which the we or any of our Subsidiaries is or may become bound to issue additional shares or options, warrants, scrip, rights to subscribe to, calls or commitments convertible into, any shares; (iv) apart from Peak One and Peak One Investments, there are no agreements or arrangements under which we or any of our Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (v) there are no outstanding securities or any of our Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which we or any of our Subsidiaries is or may become bound to redeem our securities or any of our Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; (vii) we do not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and there is no dispute as to the classification of any shares of the Company’s capital stock.

c)	The Securities (to be registered) will be validly issued, fully paid for and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.
d)

In the event we cannot register a sufficient number of Shares for issuance, we will use our best efforts to authorize and reserve for issuance the number of Shares that are required for us to perform our contractual obligations.

e)

The EFA, Registration Rights Agreement and other Transaction Documents and related transactions will not (i) result in a violation of our Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock, or By-laws; or (ii) conflict with, or constitute a material default of, any material agreement or result in a violation of any law, rule, regulation, order, judgment or decree, securities laws and regulations.

f)	We are current in our SEC reporting obligations.
g)	We do not intend to change our business operations in any material way.
h)

Except as set forth in our SEC filings, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of our executive officers, threatened against or affecting us, our Common Stock or any of our Subsidiaries or any of our Subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a Material Adverse Effect.

i)

Except as set forth in our SEC filings, no event, liability, development or circumstance has occurred or exists, or to our knowledge is contemplated to occur, with respect to us or our Subsidiaries or their respective business, properties, assets, prospects, operations or financial condition, that would be required to be disclosed by us under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale of our Common Stock.

j)

 Neither we or any of our Subsidiaries are subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation has or is expected in the future to have a Material Adverse Effect neither we or any of our subsidiaries are a party to any contract or agreement which in the judgment of our officers has or is expected to have a Material Adverse Effect

k)

Except as set forth in our the SEC filings filed at least ten (10) days prior to the date hereof and except or arm’s length transactions pursuant to which we make payments in the ordinary course of business upon terms no less favorable than we could obtain from disinterested third parties, none of our officers, directors, or employees is presently a party to any transaction with us or any of our Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to our knowledge, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, such that disclosure would be required in the SEC Documents..

l)

We shall not pursue a similar equity financing transaction as envisioned hereunder with any other party unless and until good faith negotiations have terminated between GSH and us or until such time as the Registration Statement has been declared effective by the SEC.

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Further, we are subject to the following covenants pursuant to the EFA:

a)

Until one of the following occurs, we will file all required SEC reports and will not terminate our reporting status, or take an action or fail to take any action, which would terminate our status as an SEC reporting company: (i) this Agreement terminates pursuant to the EFA and GHS has the right to sell all of the Securities without restrictions pursuant to Rule 144, or (ii) the date on which GHS has sold all the Securities and this Agreement has been terminated pursuant to the EFA.

b)

We will use the proceeds from the sale of the Put Shares for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes our Board of Directors, in good faith, deem to be in our best interest.

c)

We will take all action necessary to at all times have authorized and reserved the amount of Shares included in the registration statement. In the event we determine that we do not have a sufficient number of authorized shares to reserve and keep available for issuance, we will use all commercially reasonable efforts to increase the number of authorized shares by seeking shareholder approval for the authorization of such additional shares.

d)

We will not, and shall cause each of our Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary’s officers, directors, persons who were officers or directors at any time during the previous two (2) years, shareholders who beneficially own 5% or more of the Common Stock, or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest, except for (i) customary employment arrangements and benefit programs on reasonable terms, (ii) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a disinterested third party other than such Related Party, or (iii) any agreement, transaction, commitment or arrangement which is approved by a majority of our disinterested directors

e)

We will promptly notify GHS upon the occurrence of any of the following events : (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;(iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or notice of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;(v) our reasonable determination that a post-effective amendment or supplement to the Registration Statement would be appropriate, and we will promptly make available to GHS Investor any such supplement or amendment to the related prospectus; and (vi) we will deliver instructions to our transfer agent to issue the Shares to GHS . and transactions contemplated herein.

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This Agreement may be terminated upon any of the following events: (a) the Investor has purchased an aggregate of Ten Million Dollars ($10,000,000); or (b) 36 months from the date of the EFA.

Further, the EFA requires that we use our reasonable best efforts to have the registration statement be effective no more than 120 days following the date the initial registration statement was filed.

GHS and its affiliates are prohibited from engaging in any short sales during the period commencing on the Execution Date (September 18, 2020) and continuing through the termination of the EFA.

As we draw down on the Equity Line pursuant to the EFA, we anticipate our shares of our common stock will be sold into the market by GHS. The sale of these shares could cause our stock price to decline. If our stock price declines and we issue more puts, more shares will come into the market, which could cause a further decline in our stock price. We determine when and whether to issue a put to GHS, so we will know precisely both the stock price used as the reference point, and the number of shares issuable to GHS upon such exercise. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the EFA. We have no obligation to utilize the full amount available under the EFA and all determinations regarding the execution of a put provision remains solely in the discretion of our company.

Neither the EFA nor any of our rights or GHS’s rights thereunder may be assigned to any other person.

There is no guarantee that we will be able to meet the foregoing conditions or any of the other conditions in the EFA or that we will be able to draw down any portion of the Total Commitment available under the EFA with GHS.

The obligations of GHS under the EFA to purchase shares of our common stock may not be transferred to any other party, and none of the terms or conditions contained in the EFA may now be amended or waived by the parties. The registration statement of which this prospectus is a part will not cover sales by Peak One’s transferees, notwithstanding Peak One’s right to assign its rights under the Registration Rights Agreement to its affiliates.

The EFA provides that no termination of the EFA will limit, alter, modify, change or otherwise affect any of the parties' rights or obligations with respect to any pending Draw Down Notice, and that the parties must fully perform their respective obligations with respect to any such pending Draw Down Notice under the EFA, provided all of the conditions to the settlement thereof are timely satisfied.

The EFA also provides for indemnification of GHS and its affiliates in the event that GHS incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by us of any of our representations and warranties under the EFA or the other related transaction documents or any action instituted against GHS or its affiliates due to the transactions contemplated by the EFA or other transaction documents, subject to certain limitations. The Registration Rights Agreement indemnifies us up $25,000 in the aggregate in losses, claims, damages liabilities, judgements, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement, incurred in investigating, preparing or defending any action, claim, suit inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative, or other regulatory agency, body or the SEC, to which the Company may become based upon any material violation by GHS of the Securities Act, the Exchange Act, state securities laws relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement in the aggregate amount of up to a maximum of $25,000.

The issuances of the Commitment Shares to Peak One and the sale of the Shares to GHS under the EFA are exempt from registration under the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of and Regulation D under the Securities Act.

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Registration Rights Agreement (“RRA”) with GHS

We have a September 18, 2020 Registration Rights Agreement with GHS. We are required to file the RRA within 30 calendar days of the Execution of the RRA and to register for resale all the Registrable Securities which would be issuable on the date preceding the filing of the Registration Statement based on the closing bid price of our common stock on such date. We are required to use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC within more than 90 days after we file the Registration Statement and to respond to SEC comments within 10 business days from receipt of comments from the SEC. We will l keep the Registration Statement effective until the earlier to occur of the date on which: (A) the Investor shall have sold all Registrable Securities; or (b) GHS has no right to acquire any additional shares under the EFA. If we are informed by the SEC that all of the unregistered Registrable Securities cannot be registered for resale on a single Registration Statement, we agree to file amendments to the Registration Statement covering the maximum number of Registrable Securities permitted to be registered by the SEC to register for resale as a secondary offering. Should we become aware of happening of an event that constitutes an untrue statement of a material fact or omission in the Registration Statement, we are required to notify the Investor in writing regarding such event and promptly prepare an amendment to the Registration Statement. Further, we are required to use all commercially reasonable efforts to maintain our designation and quotation on our Principal Market, the OTC Markets’ OTCQB. We are required to pay all legal expenses, other than underwriting discounts and commissions other than set forth in the EFA. The RRA provides for mutual indemnification of the Parties. Further, we are required to make and keep adequate current information available and timely file all SEC reports.

The number of shares of our common stock ultimately offered for resale by GHS is dependent upon a number of factors, including the extent to which we ultimately issue and sell to GHS under the EFA. The following table sets forth the total number of Shares that would be issued at varying purchase prices for us to receive the entire $10,000,000 in gross proceeds under the EFA (without accounting for certain fees and expenses):

Assumed Average Purchase Price(1)		Total Number of Shares to be Issued if Full Purchase	Percentage of Currently Outstanding Shares (1)	Proceeds from the Sale of Shares to GHS Under the EFA
$0.028	(2)	357,142,857	334%	10,000,000
$0.061	(3)	163,934,426	153%	10,000,000
$0.105	(4)	95,238,095	89%	10,000,000
$0.14	(5)	41,428,571	67%	10,000,000
$0.16	(6)	62,500,000	59%	10,000,000

_____________

1.	The denominator is based on 106,688,241 shares outstanding as of September 29,2020 is based on the commitment to purchase the Shares pursuant to the EFA. The numerator is based on the number of Shares issuable to GHS under the EFA at the corresponding assumed average purchase price set forth in the adjacent column.
2.	Assumed average purchase price of $0.028 is equal to 80% of 25% of the September 25, 2020 closing sales price of our common stock of $0.14.
3.	Assumed average purchase price of $0.061 is equal to 80 % of 50% of the September 25, 2020 closing sales price of our common stock of $0.14
4.	Assumed average purchase price $0.105 is equal to 80 % of 75% of the September 25, 2020 closing sale price of our common stock of $0.14.
5.	Assumed average purchase price of $0.14 is equal to 80% of 125% of the September 25, 2020 closing sale price of our common stock of $0.14.
6.	Assumed average purchase price of $0.16 is equal to 80% of 150% of the September 25, 2020 closing sale price of our common stock of $0.14.

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The following table sets forth the amount of proceeds we would receive from GHS from the sale of Shares under the EFA that are registered in this offering at varying purchase prices (without accounting for certain fees and expenses):

Assumed Average Purchase Price		Number of Registered Shares to be Issued	Percentage of Currently Outstanding Shares (1)	Proceeds from the Sale of Shares to GHS Under the EFA
$0.028	(2)	5,323,743	4.99%	$149,064
$0.061	(3)	5,323,743	4.99%	$324,748
$0.105	(4)	5,323,743	4.99%	$558,993
$0.14	(5)	5,323,743	4.99%	$745,324
$0.16	(6)	5,323,743	4.99%	$851,788

____________

1. The denominator is based on 106,688,241 shares outstanding as of September 29,2020 is based on the commitment to purchase the Shares pursuant to the EFA. The numerator is based on the number of Shares issuable to GHS under the EFA at the corresponding assumed average purchase price set forth in the adjacent column.

2. Assumed average purchase price of $0.028 is equal to 80% of 25% of the September 25, 2020 closing sales price of our common stock of $0.14.

3. Assumed average purchase price of $0.061 is equal to 80% of 50% of the September 25, 2020 closing sales price of our common stock of $0.14

4. Assumed average purchase price $0.105 is equal to 80% of 75% of the September 25, 2020 closing sale price of our common stock of $0.14.

5. Assumed average purchase price of $0.14 is equal to 80% of 125% of the September 25, 2020 closing sale price of our common stock of $0.14.

6 Assumed average purchase price of $0.16 is equal to 80% of 150% of the September 25, 2020 closing sale price of our common stock of $0.14.

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PLAN OF DISTRIBUTION

The Selling Security Holders, GHS, may, from time to time, sell any or all of its shares of our common stock on otcmarkets.com or any other stock exchange, market or trading facility on which the shares of our common stock are traded, or in private transactions. These sales may be at fixed prices, prevailing market prices at the time of sale, at varying prices, or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchases;
•	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	Privately negotiated transactions;
•	Broker-dealers may agree with the Selling Stockholder to see a specified number of such shares at a stipulated price per share; or
•	A combination of any such methods of sale.

Additionally, broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commissions in compliance with FINRA Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440. Broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in one or more transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above and pursuant to the one or more of the methods described above) at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. To the extent required under the Securities Act, an amendment to this prospectus or a supplemental prospectus will be filed, disclosing:

•	the name of any such broker-dealers;
•	the number of shares involved;
•	the price at which such shares are to be sold;
•	the commission paid or discounts or concessions allowed to such broker-dealers, where applicable;
•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and
•	other facts material to the transaction.

GHS has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

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There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholder is an underwriter within the meaning of the Securities Act of 1933, as amended (“Securities Act”) and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. Any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. GHS has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common stock. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act.

Discounts, concessions, commissions, and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. The Selling Stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act. We will not receive any proceeds from the resale of any of the shares of our common stock by the Selling Security Holder. We will, however, receive cash proceeds from GHS pursuant to Put Notices issued to us by GHS our demand to GHS.

We have entered into agreements with GHS to keep this prospectus effective until each: (i) has sold all of the common shares purchased by it and (ii) has no further right to acquire any additional shares of common stock under the agreements.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (“Exchange Act”) any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholders.

We have agreed to pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $22,663.45 in total, including, without limitation, Securities and Exchange Commission filing fees and legal and accounting fees; provided, however, GHS will pay all selling commissions, concessions and discounts, and other amounts payable to underwriters, dealers or agents, if any, as well as transfer taxes and certain other expenses associated with the sale of the shares of common stock. We have agreed to indemnify GHS and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. GHS has agreed to indemnify us against liabilities under the Securities Act that may arise from any written information furnished to us by GHS specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

At any time, a particular offer of the shares of common stock is made by the selling stockholder, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the Commission to reflect the disclosure of any required additional information with respect to the distribution of the shares of common stock. We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information

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DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock Rights

Each share of Common Stock shall have one (1) vote per share for all purposes. Our Common Stock does not provide preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights. Our Common Stockholders are not entitled to cumulative voting for election of Board members. Each share of our Common Stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. Holders of our Common Stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors.

Holders of our Common Stock Shares

Common Stock

We are authorized to issue 500,000,000 shares of common stock, par value $0.001, of which 106,688,241 shares are issued and outstanding as of September 25, 2020.

Preferred Stock

We are authorized to issue Preferred A Shares, Preferred B Shares, and Preferred C Shares, the rights, and preferences of which are described below:

Preferred A

We are authorized to issue 20,000,000 Shares of Series A Preferred Stock.

Our Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock, provides that, among other things, the holders of Series A Preferred Stock shall vote together as a single class with the holders of our Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock. Each outstanding share of Series A Preferred Stock shall be entitled to a number of votes equal to 51% of the voting power attributable to all shares entitled to vote divided by the sum of (i) the number of Series A preferred Stock then issued and outstanding and (ii) the number of shares of Series A Preferred Stock converts into 51% on a pro rata basis of ownership of 51/% of the fully diluted issued and outstanding shares.

To date, we have issued 20,000,000 Preferred A Shares.

Preferred B

We are authorized to issue 1,000,000 Shares of Series B Preferred Stock.

Holders of Preferred B was entitled to participate on a pari passu, pro rata as converted to Common Stock basis in any and all dividends or other distributions paid by the Corporation, other than dividends paid in Common Stock. The Corporation is prohibited from paying any dividends on Common Stock Shares unless it simultaneously complies with the foregoing provision.

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Upon the occurrence of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each Preferred B Holder will be entitled to receive the amount such holder would have received had such Preferred B Holder, together with accrued and unpaid dividends, been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation at a $1.00 per share value.

Our Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock filed with the State of Nevada provides, among other things, that the Holders of Series B Preferred Stock shall vote together as a single class with the holders of our common stock and the holders of any other class or series of shares entitled to vote with the Common Stock. Each outstanding share of Series B Preferred Stock shall be entitled to a number of votes equal to 0.00001% of the voting power attributable to all shares entitled to vote divided by the sum of (i) the number of shares of Series B Preferred Stock then issued and outstanding and (ii) the number of shares, if any, of Series B Preferred Stock then converted into Common pursuant to the Conversion Formula, which provides that each share of Series B Preferred Stock shall be convertible, at any time after the original issue date at the option the Series B Preferred Stock Holder, into that number of shares of Common Stock determined as follows:

Conversion Shares = 20.0.0056 x Adjusted Outstanding Common Stock/Number of Issued Series B Preferred

To date, we have issued 0 Preferred B Shares.

Preferred C

We are authorized to issue 11,442,857 Shares of Series C Preferred Stock.

Our Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock, provides that, our Preferred C Holders are not entitled to any voting rights. Preferred C Holders have liquidation preferences, whereby each such holder shall be entitled to receive the amount of Preferred Shares times Seven Cents a share together with accrued and unpaid dividends into Common Stock immediately prior to such liquidation or winding up the Corporation.

Each Share of Preferred C is convertible at any time at the holder’s option into Common Stock Shares determined according to the following formula:

Conversion Shares = Number of Issued Series C Preferred/$0.07 in Common Stock

The number of Series C Preferred will be equitably adjusted to reflect any forward or reverse splits of Series C Preferred.

We have Advisory Agreements as detailed on page 16 that provide for the issuance of a total of 11,442,857 Series C Preferred Shares, no shares of which have yet been issued.

Options

There are no options outstanding.

Warrants

There are no warrants outstanding.

Dividend Rights

There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend, as follows:

1.	We would not be able to pay our debts as they become due in the usual course of business; or
2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution

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We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for a least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for 90 days, our affiliates or persons selling shares on behalf of our affiliates who own shares that were acquired from us or an affiliate of ours at least six months prior to the proposed sale are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal 1,271,906 shares as of the date of this Prospectus; or
•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Transfer Agent and Registrar

Our transfer agent is VStock Transfer, an SEC Registered transfer agent, located at 18 Lafayette Place, Woodmere, New York 11598 VStock Transfer’s telephone number is 212 828-8436 and is email is info@vstocktransfer.com.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Frederick M. Lehrer, Esquire of Frederick M. Lehrer, P. A. will pass on the validity of the Common Stock being offered pursuant to this Registration Statement. Neither Frederick M. Lehrer nor Frederick M. Lehrer has ever owned any of our securities and has no agreement to receive any shares in the future.

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The audited financial statements for the years ended December 31, 2018 and December 31, 2019 included in this Prospectus and the Registration Statement have been audited by Yichien Yeh, CPA, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed this Registration Statement on Form S-1 with the SEC under the Act with respect to the Common Stock offered by Selling Shareholders in this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the Registration Statement and the exhibits and schedules filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

DESCRIPTION OF BUSINESS

Corporate History

We were incorporated in the State of Nevada on January 30, 2013 under the name Altimo Group Corp and its initial business plan was to place and operate frozen yogurt making machines.

Effective July 14, 2014, we had a change in control. In accordance with the terms and provisions of a stock purchase agreement dated May 5, 2014 (the “Stock Purchase Agreement”) by and among Marek Tomaszewski, the seller of an aggregate of 8,000,000 shares of common stock of the Company (the “Control Block Seller”), and Success Holding Group Corp. USA, a Nevada corporation (the “Control Block Purchaser”), the Control Block Purchaser purchased from the Control Block Shareholders all of the 8,000,000 shares of common stock held of record. In accordance with the terms and provisions of the Stock Purchase Agreement, the Company accepted the resignations of its sole officer and director, Marek Tomaszewski as President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer effective July 14, 2014. Simultaneously, the Board of Directors appointed the following individuals:

Steve Chen as a member of the Board of Directors and the Chief Executive Officer; and (ii) Brian Kistler as a member of the Board of Directors and the President, Secretary, Treasurer and Chief Financial Officer. Effective July 14, 2014, our Board of Directors, and majority shareholders approved an amendment to our articles of incorporation to change our name to “Success Entertainment Group International Inc.” (the “Name Change Amendment”). The Name Change Amendment was approved by our Board of Directors to better reflect the new nature of our business operations. The Name Change Amendment was filed with the Secretary of State of Nevada on August 22, 2014 changing our name to “Success Entertainment Group International Inc.” Effective the Closing Date.

On July 15, 2014, the Board of Directors of Altimo Group Corp authorized and approved the execution of that certain general release and waiver of debt agreement (the “Release Agreement”) with Marek Tomaszekwsi, the Company’s prior President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer (the “Creditor”), pursuant to which the Creditor agreed to waive and release the debt due and owing to it in the aggregate amount of $5,100 (the “Released Debt”). In accordance with the terms and provisions of the Release Agreement, the Creditor agreed to release, acquit, covenant not to sue and specifically release and waive any claims or rights it may have under common law and statutory law relating to the Released Debt. Effective July 15, 2014, pursuant to the change in ownership described above, the focus and direction of the Company became the production and development of internet movies and training films.

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On December 1, 2014, our Board of Directors of the Company authorized an amendment to its Bylaws to change the Company’s fiscal year end From March 31 to December 31.

On December 2, 2014, our Board of Directors accepted the resignation of Steve Chen as the Chief Executive Officer and appointed Chris (Chi Jui) Hong as the Chief Executive Officer and a member of the Board of Directors. Following this appointment, our Board of Directors consists of three members: (i) Steve Andrew Chen; (ii) Brian Kistler; and (iii) Chris (Chi Jui) Hong.

On November 19, 2015, we acquired 100% shares of Double Growth Investment Ltd. On December 9, 2015, we acquired 100% shares of Coronet Limited, Fortunate Yields Limited, Solution Elite Limited, Ultimate Concept Limited, Viva Leader Limited. All these subsidiaries were registered in Republic of Seychelles. We made these acquisitions for future investment purpose. In 2016, we discontinued Coronet Limited, Fortunate Yields Limited, Solution Elite Limited, Ultimate Concept Limited, Viva Leader Limited by non-payment of the annual renewal fee.

On December 14, 2017, we acquired 100% shares of Success Events (Hong Kong) Limited, a company registered in Hong Kong Special Administrative Region. Success Events (Hong Kong) Limited holds 60% shares of Shenzhen Internet Media Co., Ltd. and 100% shares of Distribution Network Inc. Shenzhen Internet Media Co., Ltd was registered in China. Distribution Network Inc. was registered in Seychelles and its main business are holding seminar in Great China Area.

On February 28, 2018, Success Events (Hong Kong) Limited transferred 60% shares of Shenzhen Internet Media Co., Ltd. to a company in China. Shenzhen Internet Media Co., Ltd. is no longer a subsidiary of the Company.

On May 30, 2018, Success Events (Hong Kong) Limited acquired 100% shares of Success Win (Shanghai) Co., Ltd.

On February 27, 2019, SEGN Taiwan Limited was incorporated in Taiwan and we held 100% of its shares.

April 3, 2020 Securities Exchange Agreement with Renavotio Infratech and its Shareholders

(Acquisition of Renavotio Infratech)

On April 3, 2020, we executed a Securities Exchange Agreement (the “Exchange Agreement”) with Renavotio Infratech, Inc., a Delaware corporation (“Renavotio Infratech”) and its Shareholders (the “Renavotio Infratech Shareholders”) to acquire 100% of the equity interests of Renavotio Infratech or 20,000,000 common stock shares of Renavotio Infratech, in exchange for the following consideration: (a) 20,000 of our Series A Preferred Stock issued pro rata to the Renavotio Infratech Shareholders; (b) cancellation of 30,000,000 of our Common Stock Shares owned by Success Holding Group, USA (“Success Holding”), a company controlled by our then controlling shareholders Steve Chen and Brian Kistler; (c) our future issuance to a party designated by our then CEO, Chi Jui Hong, of 6,000,000 our Common Stock Shares, which designee was later authorized by our Board of Directors as Wei-Der Lee; and (d) cancellation of receivables in related party transactions between us and Success Holding.

On June 25, 2020, we filed with the State of Nevada an Amendment to our Articles of Incorporation reflecting our corporate name change to “Renavotio, Inc.” In connection with the name change, on September 25, 2020, the Financial Institute Regulatory Authority (FINRA) approved our name change to Renavotio, Inc., and our OTCQB ticker symbol change to “RIII.”

July 15, 2020 Agreement between Ranavotio Infratech, Inc. and Utility Management Corp

(Acquisition of Utility Management Corp by Our Wholly Owned Subsidiary, Ranavotio Infratech)

On July 15, 2020, our wholly owned subsidiary, Renavotio Infratech. completed a Stock Purchase Agreement with Utility Management Corp. (“Utility Management”), a Delaware corporation, and its stockholders, whereby Utility Management sold to Renavotio Infratech all of Utility Management’s issued and outstanding shares and the limited liability interests of Utility Management’s wholly owned subsidiaries, Cross-Bo Construction, LLC and Utility Management & Construction, LLC, both of which are Oklahoma limited liability company, at which time Utility Management became Renavotio Infratech’s wholly owned subsidiary.

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In connection with the Renavotio Infratech’s acquiring Utility Management, we provided the following consideration to Utility Management: (i) we assumed Utility Management’s existing debt; and (ii) we issued such number of shares of our common stock equal to (x) One Million Three Hundred Thousand Dollars ($1,300,000) divided by (y) the greater of (1) $.07 or (2) the average closing price of share of our Common Stock for the ten (10) trading days immediately prior to the Closing Date.

.

August 29, 2020 Agreement with Renavotio, Inc. and Success Holding

On August 29, 2020, the closing date of our acquiring Renavotio Infratech, we entered into an agreement with Success Holding as a follow up to our April 3, 2020 Securities Exchange Agreement, whereby consistent with the closing conditions in the April 3, 2020 Securities Exchange Agreement, we: (a) issued the 6,000,000 million shares to designee, Wei-Der Lee; and (b) transferred all of the ownership and assets and all liabilities of the Success Holding’s subsidiaries to Success Holding.

Industry Data

According to the 2017 American Infrastructure Report Card, issued by the American Society of Civil Engineers, all categories of American infrastructure require modernization and improvement. According to the report, nationwide infrastructure funding for the ten years to 2025 is projected to reach $2.5 trillion. Nevertheless, the same report concludes that, at this level of funding, the nation will still face an unmet infrastructure investment gap through 2025 of $2.1 trillion. The last major federal government infrastructure improvement effort, the Fixing America’s Surface Transportation (FAST) Act of 2015, provided $305 billion in funding through 2020, for a range of critical infrastructure projects including transportation, water, and power projects. This amount is substantial. But it is also an order of magnitude less than what is required, according to the 2017 American Infrastructure Report Card.

Our Business

We operate the following infrastructure and medical platforms through e-commerce, platform sharing; and database-membership:

•	Utility, Water Plant treatment and distribution management
•	Medical Infrastructure, PPE Production and distribution
•	Underground infrastructure, water, sewer, Fiber optic and 5G installation

Our operations are conducted through:

•	Renavotio Infratech, Inc. (“RII”), a Delaware Corporation and its subsidiaries:
•

Utility Management Corp (“Utility Management”), a Delaware corporation and its 2 Subsidiaries; Utility Management & Construction, LLC (“Utility Management LLC”) and Cross-Bo Construction, LLC (“Cross-Bo LLC”), both Oklahoma Limited Liability Companies, and we are currently the sole member of Utility Management.

Renavotio Infratech, Inc., “(RII”)

RII’s sells personal protective equipment (medical gloves, face masks, face shields, medical gowns). RII has purchased these products from overseas manufacturers; however, due to price gouging and speculation pertaining to the Pandemic related market, over the next 24r months RII seeks to develop direct factory relationships and agreements with manufacturers in the US to provide fixed price agreements to hospitals, medical distributors, and government agencies, for which there are no assurances that RII will be successful in securing such agreements.

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Utility Management Corp , (“RII Subsidiary”)

Utility Management offers thru our Subsidiaries the following:

•	Management and operation of water utility systems
•	Water and waste management technology
•	IoT
•	Underground infrastructure, construction, and installation
•	5G technology solutions

Utility Management & Construction LLC (Utility Management Subsidiary) (“UMCCO”)

UMCCO, an Oklahoma limited liability company, is an engineering and smart utility management company that provides a one-stop solution for rural communities to reduce the consumption of electricity, natural gas, and water utilities for commercial, industrial, and municipal end users. UMCCO’s unique approach creates immediate bottom line savings for clients, by providing the engineering, planning, permitting, and installation through their second wholly-owned subsidiary, Cross-Bo Construction (“Cross-Bo”), an Oklahoma limited liability company, specializing in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals

UMCCO also provides consulting and operational services to small towns or county CO-OPS that operate their own water and sewer systems to provide long-term savings, utilizing smart-utility monitoring and dedicated engineering and service personnel. These utility related platforms capture utility data from handheld GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. As a community-based management company based in Oklahoma, it specializes in the management and operation of small utility systems (Rural Waters Systems or Public Trusts or Authority), including record keeping, reporting , budgeting, customer correspondence, billing, and engineering. provides water-systems management. Utility Management provides services to over 1200 customers in the Northeast Oklahoma and Southeast Kansas area and intends to expand into other areas of the Midwest.

UMCCO provides geographic information system (“GIS”) solutions, infrastructure management and “smart city” infrastructure technology to construction, environmental consulting, utility, and government clients in the United States. (A “smart city” is an urban area that uses different types of electronic Internet of Things (“IoT”) sensors to collect data and them to manage assets and resources efficiently.)

•	The Utility platforms enables local and distributed teams to do field data collection using mobile devices (iOS and Android) and manage all geospatial data using a web interface; and
•

The Utility Platforms are a collection of components and application program interfaces (APIs) that make it easy to create a full, custom mapping solution very quickly. These components enable extensive and intensive data analysis, routing, and dissemination of geospatial information

UMCCO has licensed products that use of georeferenced imagery and vector datasets to obtain insights about that data. They can be used for field asset management, cadaster mapping, urban planning, the analysis of aerial and satellite imagery and other typical GIS use cases. These solutions are currently used across a variety of sectors, including utilities, intelligence, materials (mining), industrial (transportation), government (local, state, national and international) and others. In addition, UMCCO has been using this software user for more than three years, these solutions to help map and visualize the locations of subsurface as-built conditions. Going forward, Bravo expects to expand its use of these solutions to locate and map underground telecoms infrastructure. We intend to invest in research and development to increase the functionality this technology, including incorporating active IoT sensor monitoring and network-connected sensor products that can help create a comprehensive “smart infrastructure” solution for clients. Over the next 24 months, we intend to pursue commercialization of these solutions through investment in product, sales, and business development, and to integrate these platforms into our Infrastructure Services business, of which there are no assurances.

UMCCO’s solutions leverage cloud technology and a mobile-first approach to data acquisition and geo-analytics. The solutions are a set of cloud-based tools to collect, visualize and analyze geographic information. With the UMCCO solutions, a field crew can collect and update data using iOS and Android smartphones and tablets working online or offline. The web interface enables its users to display, analyze and share data easily. Incorporating these solutions allows organizations to streamline mapping workflows and reduce repetitive mapping workflows. On occasions where the customer has a pre-existing GIS or computer-aided design (CAD) system, APIs and plug-ins enable easy integration with them.

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Cross-Bo Construction, LLC (Utility Management Subsidiary) (“Cross Bo”)

Cross-Bo operates in Oklahoma, Kansas, and Missouri and provides services on infrastructure projects, specializing in Utility System installation and maintenance, which includes providing the hard assets and expertise to install pipelines for water, wastewater, storm water and gas systems up to thirty-six (“36”) inches in diameter. Cross Bo’s Hydrovac excavators, drilling, and heavy excavating equipment enables it to compete in the municipal utility bidding market for installation of water, wastewater, storm water, and gas system construction and installation. Cross-Bo has expertise in the installation of HDPE, PVC, and Ductile Piping Systems.

Additionally, Cross-Bo operates as a subsurface utility engineering (referred to in the industry as “SUE”) location, inspection and maintenance company, and has developed methodologies, combined with the use of its equipment, to generate detailed records of subsurface “as-built conditions”, such as the location of water, electrical, gas, fiber optic and other critical underground utility infrastructure assets. These services enable construction and maintenance activities to be conducted on a given physical site with the precision needed to limit damage to underground utility infrastructure and to avoid utility outages.

Our Future Plans

Over the next 24 months, we will attempt to expand our business and service offerings, as follows:

•	Expand our Infrastructure Services , developing relationships with municipalities, utilities, and construction companies.
•

Through Cross-Bo, should it be successful in is planned rollout of 5G mobile telecommunications services, develop and market those 5G services through an expanded geographic area, initially into Kansas and Missouri.

•	Capitalize on infrastructure expansion project in Tulsa, Oklahoma. Capitalize on ATT’s 5G expansion in the Midwest to provide support Infrastructure Services.
•	Acquire private companies in the Infrastructure Services area.
•	Seek strategic partnerships and/or revenue sharing opportunities in the niche infrastructure technology solutions area. .

With all of our acquisitions, we intend to focus on post-transaction integration and business improvements, including through cross-selling opportunities and the leveraging of operational efficiencies through a central platform of finance, legal and human resources capabilities.

These solutions will provide our Infrastructure Services business with a competitive advantage and will enable us to develop and commercialize new services and products. We intend to continue to invest in the development of additional platform capabilities, including capabilities relating to smart IoT sensors and to help create niche “smart infrastructure” solutions for clients.

There are no assurances that we will be successful in any of the above planned expansion plans.

Technology-Enabled Infrastructure Solutions

We believe that the infrastructure and infrastructure services industries are starting to adopt new technology solutions to deliver cost savings and compliance adherence. As a result, we believe that smart utility products will provide our Infrastructure Services business with a significant competitive advantage. Similarly, we believe that our Infrastructure Services business will provide our Technology Solutions business with insights from a broad range of infrastructure clients, helping to guide the development of our technology products. We believe our technology platform coupled with our infrastructure client relationships and insights will enable us to develop and commercialize new services and products faster than if we were either an infrastructure services-only, or a technology solutions-only, business. We also expect that sustained operational and business development activities across our businesses will accelerate the commercial penetration of our technology solutions into the infrastructure markets we already serve.

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Business Strategies

Our goal is to provide innovative, market-leading solutions for the public and private infrastructure services industry, in particular where new technologies can enhance conventional service and product offerings. We believe that the pursuit of this goal will result in increased revenue generation, heightened synergies and economies of scale and improved operating results, profitability, and cash flows, all of which will contribute to increased long-term stockholder value. We plan to achieve our goal through the implementation of the following specific strategies:

•

Acquire Complementary Companies. We plan to selectively acquire companies that expand our existing operations, can leverage their businesses using our existing platform and are accretive to long-term stockholder value.

•

Increase Revenue from Existing Clients. We intend to expand our relationships with our existing clients and increase their business with us by cross selling our technology solutions and infrastructure services, including in multiple markets in the U.S. and globally.

•

Attract New Clients. We intend to invest in sales and business development efforts, including to expand the geographies in which we sell our infrastructure services and technology solutions. For example, Cross-Bo is licensed in Oklahoma, Kansas, and Missouri, and is currently targeting specific projects relating to the 5G telecommunications rollout – a new opportunity in the Midwest and throughout the United States. Additionally, UMMC is utilizing multiple infrastructure management software tools for use in its rural utility management program.

•

Continuously Improve Operations. We intend to impose a process of continuous improvement of our operations, including by reducing costs and increasing productivity, initially through the centralization of shared management services in our ESG parent company.

•	Selectively Invest in Technology and New Services and Products. We intend to invest in our technology and infrastructure platforms to serve the evolving needs of our clients.

Competition

There are many competitors in the sales of personal protection equipment and infrastructure services that have greater assets, revenues, operational resources and financial resources then we do.

We believe there is a significant market opportunity to build a leading infrastructure-focused business that facilitates industry consolidation and delivers cost-effective infrastructure services and technology solutions.

•	Large and Growing Client Market
•	Essential Nature of Infrastructure Services

Infrastructure services are often essential expenditures for municipal governments and others. We believe that the essential nature of infrastructure services for many clients and potential clients will result in long-term growth opportunities and also help generate stable revenue streams over the economic cycle.

Highly Fragmented Provider Market

The U.S. has a large number of small and medium-sized companies providing infrastructure services to public and private customers on a local or regional basis. We believe that many of these companies are closely held or family-owned and -run, whose owners may have few exit opportunities. In addition, we believe that many of these companies need and want to align with larger and better capitalized platforms, potentially resulting in opportunities for our focused acquisition strategy.

Increasing Adoption of New Technologies

Many municipalities, utilities and other market participants are in the early stages of adopting new technologies to monitor and support their infrastructure, such as geospatial mapping and remote sensor technology. These new technology solutions have the potential to increase productivity in, and reduce costs associated with, construction, maintenance, and related activities.

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Website

Our website is located at www.renavotio.com.No information from this website is included in this Prospectus

Research and Development

We did not incur any research or development expenditures over the last two (2) fiscal years or since our inception.

Intellectual Property

We do currently have any patents, trademarks, or other intellectual property.

Revenue

We generate revenue from the following:

•	Sale of medical equipment
•	Infrastructure services

Target Markets

Our target markets include:

•	Hospitals, medical facilities, medical distributors
•	Municipalities and other government bodies
•	Utility companies

Intellectual Property

We have no registered patents, trademarks, or other intellectual property.

Dependence on One or a Few Major Customers

We are not dependent upon any major customers

Employees

We have 3 employees consisting of our Chairman/Chief Executive Officer, Billy Robinson, and our Chief Operating Officer, Dr. Robert Mackey and our Chief Financial Officer John Park.

Utility Management & Construction LLC has the following employees:

•	President, who is also our Chief Operating Officer
•	General Manager Controller
•	Operations Manager
•	3 Administrative personnel
•	2 Foreman
•	1 Meter Reader
•	8 Technicians

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Cross-Bo Construction LLC has the following employees:

•	President, who is also our Chief Operating Officer
•	General Manager
•	Office Manager
•	Office Assistance
•	2 Foreman
•	3 Operators
•	Dump truck operator
•	5 Laborers
•	Shop Maintenance

Seasonality of Business

Seasonality does not materially affect our business.

Sources and Availability of Products

We purchase, inventory, and deliver medical protection equipment from our leased fulfillment center in Chattanooga Tennessee. We import medical protective equipment from China, Vietnam, Korea, and Malaysia.

We purchase and inventory waterline, sewer line, meters, and fiber optic cable for our water related infrastructure services through various US located sources.

Raw Materials

We do not use raw materials in our business.

Government Regulations

We are subject to government regulation by the Environmental Protection Agency with respect to our infrastructure services. We are subject to regulation of the following agencies with respect to our sales of medical protection equipment.

•	Department of Commerce
•	US Treasury
•	US Customs
•	EFA

Material Agreements

The following material agreements our described in our Corporate History Section at page 7: (a) April 3, 2020 Securities Exchange Agreement with Renavotio Infratech and its Shareholders (Acquisition of Renavotio Infratech); (b) July 15, 2020 Agreement between Ranavotio Infratech, Inc. and Utility Management Corp(Acquisition of Utility Management Corp by Our Wholly Owned Subsidiary, Ranavotio Infratech); and (c) August 29, 2020 Agreement with Renavotio, Inc. and Success Holding.

Entry into Convertible Promissory Note with GHS

On September 18, 2020, we entered into a Convertible Promissory Note with GHS for the principal sum of $112,500 at 10% interest and a Maturity Date of June 16, 2021 at a fixed conversion price of $0.12. In connection with this Convertible Promissory Note, we are required to pay World Equity Group and David Pitt a 7% Broker’s fee. The agreement is subject to events of default and related default conversion prices.

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DESCRIPTION OF PROPERTY

Our executive, administrative and operating offices are located at 601 South Boulder Ave, Suite 600 Tulsa, OK 74119. We pay $300 per month for shared use of the space on a month to month basis. . We believe that our facilities are adequate for our needs and that additional suitable space is available on acceptable terms as required.

We also own a four-acre 5,500 square foot office complex and a 4000 square foot warehouse in Ochetata, Oklahoma from which our corporate operations, including Utility Management Corp, Utility Management & Construction, LLC and Cross-Bo Construction, LLC, operate from We purchased the office complex and warehouse, which is subject to an SBA loan of $905,163 and requires a monthly payment of $10,125.

We have PPE fulfillment operation in Chattanooga, Tennessee where we operate in a 230,000 square ft facility. We have a monthly minimum operations cost of $750 monthly on a month to month lease basis. All fulfillment operations are on a contract basis and vary month to month.

Our subsidiary Cross-Bo Construction, LLC operates from 3.5 acres of land and a 4,000 square foot facility in Claremore, Oklahoma. The lease is a one-year lease that expires on December 31, 2020 with monthly rent of $2,300, and we intend to renew this lease.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition, or operating results. .

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock is not traded on any exchange but is currently available for trading in the over-the-counter market and is quoted on the OTCQB operated by OTC Markets Group, Inc. under the symbol “RIII” (formally “SEGN”). Trading in stocks quoted on these markets is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects.

The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on certain national exchanges, provided that the current price and volume information with respect to transactions in that security is provided by the applicable exchange or system). The penny stock rules require a broker/dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of our common stock. As a result of these rules, investors may find it difficult to sell their shares

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Set forth below are the range of high and low bid quotations for the periods indicated as reported by the OTC Bulletin Board. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

Quarter Ended	High	Low
June 30, 2020	$0.33	$0.01
March 31, 2020	$3.00	$0.22
December 31, 2019	$3.00	$3.00
June 30, 2019	$2.50	$2.50
March 31, 2019	$5.00	$5.00
December 31, 2018	$5.00	$5.00
September 30, 2018	$5.00	$5.00
June 30, 2018	$5.00	$5.00
March 30, 2018	$5.00	$5.00
December 31, 2017	$5.00	$5.00

Our high and low quotations for September 30, 2020 were $0.1555 and $0.1150, respectively.

Transfer Agent

Our Transfer Agent is VStock Transfer located at 18 Lafayette Place, Woodmere, New York 11598 and its telephone number is (212) 828-8436. VStock Transfer is a registered transfer agent with the SEC.

We have never declared or paid dividends. We do not intend to pay cash dividends on our common stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends if any, on our common stock will rest solely within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors.

Penny Stock Considerations

Our Common Stock will be deemed to be “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and

•

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our Common Stock, which may affect the ability of Selling Shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our Common Stock even if our Common Stock becomes publicly traded. In addition, the liquidity for our Common Stock may be decreased, with a corresponding decrease in the price of our Common Stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

Three months ended in June 30, 2020 compared to the three months ended in June 30, 2019.

Our operating revenue and expenses for the three-month periods ended June 30, 2020 and 2019 are outlined in the table below:

	Three months ended June 30, 2020	Three months ended June 30, 2019
Revenues	$-	$82,834
Cost of Revenues	$-	$82,858
General and administrative expenses	$155,385	$329,859
Net Income (Loss)	$(155,385)	$(328,846)

Revenues

For the three months ended June 30, 2020, we did not record revenues. During the same three-month period in 2019, we recorded $82,834 in revenue. The decrease in revenue was mainly due to a severe slowdown of economy in China, coupled with tightened control by the government particularly impacting seminar related industries which began late fourth quarter of 2019 and into the first half of 2020.

Cost of Revenues

For the three months ended June 30, 2020, we did not record cost of revenues. During the same three-month period in 2019, we recorded $82,858 in cost of revenue. The decrease in cost of revenues was mainly due to no revenue in 2020.

Operating Expenses and Net Loss

We had a net loss of $155,385 for the three months ended June 30, 2020. This is compared with net loss of $328,846 for the same period in 2019. Operating expenses for the three months ended June 30, 2020 were $155,385 compared with $329,859 for the three months ended June 30, 2019. Our operating expenses during both periods consist primarily of general and administrative expenses which include professional fees (legal, accounting, audit), filing fees associated with the electronic filing of our public disclosure documents, travel expense, communications expenses (telephone, internet), and incidental office expenses (mail, courier, etc.). The decrease in general and administrative expenses during the second three months in 2020 is mainly due to decrease in operating activities.

Six months ended in June 30, 2020 compared to the six months ended in June 30, 2019.

Our operating revenue and expenses for the three-month periods ended June 30, 2020 and 2019 are outlined in the table below:

	Six months ended June 30, 2020	Six months ended June 30, 2019
Revenues	$-	$194,641
Cost of Revenues	$-	$98,858
General and administrative expenses	$254,659	$520,004
Net Income (Loss)	$(254,659)	$(520,004)

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Revenues

For the six months ended June 30, 2020, we did not record revenues. During the same six-month period in 2019, we recorded $194,641 in revenue. The decrease in revenue was mainly due to a severe slowdown of economy in China, coupled with tightened control by the government particularly impacting seminar related industries which began late fourth quarter of 2019.and and into first half of 2020.

Cost of Revenues

For the six months ended June 30, 2020, we did not record cost of revenues. During the same six-month period in 2019, we recorded $98,858 in cost of revenue. The decrease in cost of revenues was mainly due to no revenue in 2020.

Operating Expenses and Net Loss

We had a net loss of $254,659 for the six months ended June 30, 2020. This is compared with net loss of $520,004 for the same period in 2019. Operating expenses for the six months ended June 30, 2020 were $254,659 compared with $520,004 for the six months ended June 30, 2019. Our operating expenses during both periods consist primarily of general and administrative expenses which include professional fees (legal, accounting, audit), filing fees associated with the electronic filing of our public disclosure documents, travel expense, communications expenses (telephone, internet), and incidental office expenses (mail, courier, etc.). The decrease in general and administrative expenses during the first six months in 2020 is mainly due to decrease in operating activities.

Liquidity and Capital Resources

Working Capital

	As at	As at
	June 30,	December 31,
	2020	2019
Current Assets	$463,524	$46,258
Current Liabilities	$963,932	$752,900
Working Capital Deficit	$500,408	$706,642

Cash Flows

	Six Months Ended June 30, 2020	Six Months Ended June 30 2019
Net cash used in operating activities	$49,143	$472,072

Net cash used in investing activities	$-	$-

Net cash provided by (used in) financing activities	$45,485	$(4,776)

Net decrease in cash	$3,658	$476,848

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As of June 30, 2020, our total assets and liabilities were $463,524 and $963,932 compared to $46,258 and $752,900 as at December 31, 2019. Increase in cash used in operating activities for the six months ended June 30, 2020 is due to net loss and decrease in accounts payable.

As of June 30, 2020, we had working capital deficit of $500,408 compared with working capital deficit of $706,642 as of December 31, 2019. The increase in our working capital deficit is primarily due to lower net loss.

Cashflow from Operating Activities

During the six months ended June 30, 2020, we used cash for operating activities of $49,143 compared to $472,072 during the six months ended June 30, 2019. This decrease in cash used in operating expenses is primarily due to net loss and decrease in accounts payable.

Cashflow from Investing Activities

During the three months ended June 30, 2020, and 2019, we did not have any cash flow from investing activities.

Cashflow from Financing Activities

During the six months ended June 30, 2020, we received $45,485 for loans from related parties. During the six months ended June 30, 2019, we paid $4,776 for related party loans.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this report.

Results of Operations for the Years Ended December 31, 2019 and 2018.

Our operating results for the years for the Years Ended December 31, 2019 and 2018:

	Year Ended
	December 31,
	2019	2018
Revenue	$233,249	$1,677,975
Operating expenses (general and administrative)	$1,677,002	$691,027
Net Income (Loss) from Operation before Taxes	$(1,561,239)	$768,948
Net Income (Loss)	$(1,450,338)	$647,177

Operating Revenues

Operating revenue for the year ended December 31, 2019 was $233,249 compared with $1,677,975 for the year ended December 31, 2018.

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Operating Expenses and Net Loss

Operating expenses for the year ended December 31, 2019 were $1,677,002 compared with $691,027 for the year ended December 31, 2018. The increase in operating expense was primarily attributed to an increase in business activities, and management initiatives to grow the business and expand the shareholder base. Our expenses consisted entirely of general and administrative expenses, which included professional fees (legal, accounting, audit), annual and incidental corporate filing fees, filing fees associated with the electronic filing of our public disclosure documents, travel expense, communications expenses (telephone, internet) and incidental office expenses (mail, courier, etc.).

Our net loss for the year ended December 31, 2019 was $1,450,338 compared with net income of $647,177 for the year ended December 31, 2018.

Liquidity and Capital Resources

Working Capital

	At	At
	December 31,	December 31,
	2019	2018

Cash	$26,962	520,772
Accounts receivable	-	1,187,153
Prepayment	1,436	-
Other receivables-related party	10,800	138,230
Advance to director	-	151,759
Other current assets	7,060	-
Total Current Assets	$46,258	$1,997,913
Accounts payable-related party	38,574	976,861
Accrued expenses	271,086	129,383
Other payables	6,699	5,145
Notes payable-related party	79,468	79,468
Loan payable-related party	170,475	143,325
Convertible notes	175,917	-
Income tax payable	10,681	121,609
Total Current Liabilities	$752,900	$1,455,792
Working Capital (deficit)	$(706,642)	$542,121

Cash Flows

	Year Ended
	December 31,	December 31,
	2019	2018
Net Cash provided by (used in) Operating Activities	$(692,460)	$456,322
Cash provided by Financing Activities	198,650	9,656
Net Increase (Decrease) in Cash and Equivalents	(493,810)	466,030
Cash and Equivalents at end of the period	$26,962	$520,772

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As at December 31, 2019, our cash balance and total assets were $26,962 and $46,258, respectively, compared to $520,772 and $1,997,913 as at December 31, 2018. The decrease was due to net loss in 2019.

As at December 31, 2019, we had total liabilities of $752,900 compared with total liabilities of $1,455,792 as at December 31, 2018.

As at December 31, 2019, we had a working capital deficit of $706,642 compared with a working capital of $542,121 as at December 31, 2018. The increase in our working capital deficit was due to our decreased total current assets, primarily from decrease in account receivable.

Cash flow from Operating Activities

During the year ended December 31, 2019, we used $692,460 of cash for operating activities compared to cash inflow of $456,322 for operating activities during the year ended December 31, 2018. The increase in cash used for operating activities was mainly due to net loss and decrease in account receivable in 2019.

Cash flow from Investing Activities

During the years ended December 31, 2019 and 2018, we did not have any cash transactions related to investing activities.

Cash flow from Financing Activities

During the year ended December 31, 2019, we received $198,650 of cash from financing activities compared to $9,656 for the year ended December 31, 2018. The increase in cash provided by financing activities is due to issuance of convertible notes payable, and some related party loans.

Cash Requirements

At our year 2019 fiscal year end our cash requirements were $75,000 to support our prior business plan; however, as of this date our new businesses of personal protection equipment, utility management, and infrastructure services will require $7,000,000 over the next 24 months to accomplish our business objectives.

The funds we will require may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities.

Purchase of Significant Equipment

We do not anticipate the purchase or sale of any plant or significant equipment during the next twelve (12) months.

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Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three (3) months or less to be cash equivalents. The Company had $26,962 and $520,772 of cash as of December 31, 2019 and 2018, respectively.

The Company’s bank accounts are deposited in insured institutions. At December 31, 2019 and 2018, the Company’s bank deposits did not exceed the insured amounts.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances.

Management provides for probable uncollected amounts through a charge to earnings and a credit to an allowance for bad debts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for bad debts and a credit to accounts receivable.

Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as input other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company’s financial instruments consist of cash, a related party loan and note payable related party. The carrying amount of these financial instruments approximates fair value due their short-term maturity.

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Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company will recognize revenue in accordance with ASC. 605, “Revenue Recognition”. ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

The major revenue streams of the Company are a series of human spirit stimulation training seminars. Training seminars have its agenda and speaking topics and other decoration details defined within the contract. The Company recognizes revenue when services have been provided, and collection is reasonably assured.

Advertising Costs

The Company policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 for the years ended December 31, 2019 and 2018.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.

As at December 31, 2018 and 2019, the Company has not adopted a stock option plan and has not granted any stock options.

Basic and Diluted Earnings (Loss)

Per Share Basic earnings (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. The potential dilution associated with convertible notes was excluded from the calculation for the years ended December 31, 2019 as it will create an anti-dilutive effect. The basic and diluted earnings (loss) per share for the years ended December 31, 2019 and 2018 as follows:

	For the Years Ended
	December 31,
	2019	2018
Numerator
Net income (loss)	$(1,450,338)	$647,177
Denominator
Weighted average common shares outstanding – basic	75,070,205	75,000,000
Dilution associated with convertible notes	-	-
Weighted average common shares outstanding – diluted	75,070,205	75,000,000

Earnings (Loss) per share	$(0.02)	$0.01

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Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial condition or the results of its operations.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified, or until their death, resignation, or removal. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation, or removal from office.

Our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed

William Robinson	Chairman/CEO	65	April 3, 2020
Dr. Robert Mackey	Director/COO	52	August 14, 2020
John Park	CFO	59	August 26, 2020
Steve Chen	Director	52	July 2014
Brian Kistler	Director	64	July 2014

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed:

William Robinson

William Robinson was appointed our Chairman, CEO, President, Secretary/Treasurer on April 3, 2020. William Robinson has 34 years of founder/officer/director experience, including: (a) From December 2017 to December 2019, he was the CEO/Founder of Essential Services Group, Inc., an infrastructure company; (b) From January 27, 2020 to present, he has been the CEO/CFO of Han Teng Technologies, Inc. from September 2017 he has been founder Chairman/CFO of R Squared Technologies, Inc. acquired by Han Tang Technologies, Inc. which company is quoted on OTC Markets under the Pink Sheets; (c) form April 2009 to March 2017, he was the CEO/Founder of CAVU Resources, Inc., a diversified holding company, which company is quoted on OTC Markets under the Pink Sheets. William Robinson was previously licensed with FINRA as Series 7, 6, 63, 65 while employed at Prudential Securities, Paine Webber, and Anderson Bryant Securities. William Robinson studied business and finance at the University of Oklahoma and Northeast University 1974 thru 1979.

Dr. Robert Mackey

Dr. Robert Mackey was appointed our Director/Chief Operating Officer on August 14, 2020. Dr. Robert Mackey has the following experience: (a) over 24 years of experience in Industrial and Project Management; , 17 years of experience in cellular and continuous manufacturing as a Maintenance Supervisor, Plant Engineer, Corporate Engineer, Plant Manager, Engineering Director, Vice President and President/CEO; 4 years military experience in Industrial Electricity and Process Automation from entry level Technician to Maintenance Supervisor. Additionally, he has extensive experience with progressive management systems such as Deming, Six Sigma, and Lean Manufacturing, experience in strategic planning, budgeting, and execution of operational and capital plans and budgets in both cellular and continuous manufacturing operations, planning and managing supply chain distribution channels.

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From December 2018 to present, Dr. Robert Mackey has been the President/CEO of Utility Management and Construction, LLC and Cross Bo Construction, LLC, which companies are now our subsidiaries From 2014 to 2018, Robert Mackey was Vice President and Director of Engineering at Burford Corporation, a Bakery Equipment Manufacturer in Maysville, Oklahoma. From 2009 to 2017, he was the Engineering Director of The Bama Companies, Inc. located in Tulsa, Oklahoma, and managed the engineering functions for Burford. From 1990 to 1995, Dr. Robert Mackey served in the United States Army as a Maintenance Supervisor and Prime Power Production Technician and was responsible for troubleshooting and problem isolation of 3 phase industrial power equipment. He was decorated 3 times for superior work performance. He received a Bachelor of Science Degree in Mechanical Engineering, Master of Science in Engineering and Technology Management, and a Doctor of Philosophy in Biosystems Engineering from Oklahoma State University.

John Park

John Park was appointed as our Chief Financial Officer on August 26, 2020. From May 2014 to president, John Park has been working as developer of Recon Services LLC, a (construction Company) located in Rocky Hill, NJ. From September 2018 to present, John Park has been the founder of KBG Global LLC (www.eatkbg.com, www.kbg-europe.de ), which markets Korea style fast food franchises. From May 2013 to present, he has been the owner/co-founder/CFO of Honors Review Princeton LLC, which helps students reach their academic goals and gain acceptance to America’s educational institutions. His global experience and local US roots have made him an effective adviser for international families, students, and children who aspire to study in the US. John has been developing a program called “Deep Roots” to assist foreign families who are moving to America. The goal of the program is to provide support for a variety of challenging areas such as education, home buying, legal and accounting support, social and geographical familiarization. From August 2018 to present, he was the owner/founder/officer CEO of KBG Global LLC, a Korean food fast restaurant located in NJ. From June 2018 to present, he has been a Partner of PiEco LLC, a Renewal Energy Company located in New York. John Park is the Managing Partner of PPE Solutions Group LLC, a (type business) located in New York.

In 1986, John Park earned an MA in Economics at Sungkyunkwan University and began his professional career in 1989 at the Hyundai Group’s Research Institution as an Economic Analyst. In 1999 he received an MBA at Rutgers University, and he worked with Wall Street firms executing hedging positions for his clients of Korean firms in the US futures and securities markets.

In 2003, he founded a California-based technology company, Ximeta, Inc., a (Network Storage Technology) and operated Ximeta until 2009. In 2008, he co-founded IOCELL Networks, Corp, a sales and marketing of Network storage, and operated IOCELL until 2012.

Steven Chen

Steven Chen was our Interim Chief Financial Officer from August 10 to August 26, 2020, and our Director since July 2013. From May 2012 to May 2014, he was a director of Success Prime Corporation, a company located in Taiwan. Steven Chen has been a marketing and motivational speaker and an author of self-motivation books and multi-media courses. Steven Chen is current the chairman of Success Holding Group Inc. (Cayman Islands) and the chairman of Success Prime Corp. (Taiwan). Mr. Chen was born in Taiwan and studied at Pepperdine University. He currently resides in both Taiwan and China.

Brian Kistler

Brian Kistler was appointed our Director on July 14, 2014. Since January 2020, Brian Kistler has served as a FINRA arbitrator in Indiana. From February 2006, serves in the following capacities as an officer/director: (a) from October 2019 to present as the Chief Compliance Officer/Director of ResGreen Group, Inc., a Nevada company, quoted on the Pink Sheets; (b) from February 3, 2014 to present, he has been a Director of Han Tang Technology, a seminar company; (c) from April 5, 2017 to present, he has been the President/Director of Dong Fang Hui Le, a Florida company quoted on the Pink Sheets; (d) from April 30, 2013 to present, he has been the CEO/Director of World Financial Holdings Group, a Florida company quoted on the Pink Sheets.

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Brian Kistler has over twenty-five years in the financial services industry, as follows: (a) from October 1987 to September 1992, as a registered representative with Edward Jones, a registered broker dealer; (b) as a registered representative/manager from September 1992 to November 1994, with Linsco/Private Ledger; (c) from November 1994 to November 1999, as a registered representative/manager with Hilliard Lyons; (d) from November 1999 to May 2006 , as a registered representative/manager with Raymond James & Associates. Brian Kistler served in the United States Marine Corp from 1975 to 1979.

Family Relationships

There are no family relationships between any director or executive officer of our company.

Significant Employees

We have recently acquired Renavotio Infratech, Inc., our Subsidiaries Utility Management Corp and Utility Management & Construction, LLC and Cross-Bo Construction, LLC and have key personal that have historically run these operations and are significant employees, including our executive officers.

Involvement in Certain Legal Proceedings

None of our directors and executive officers has been involved in any of the following events during the past ten years:

a)

any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
c)

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

d)

being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

e)

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

f)

being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

g)

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

h)

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of the outstanding Shares to file reports of ownership and changes in ownership concerning their Shares with the SEC and to furnish us with copies of all Section 16(a) forms they file. We are required to disclose delinquent filings of reports by such persons.

Based solely on the copies of such reports and amendments thereto received by us, or written representations that no filings were required, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors and 10% stockholders were met for up to the filing of this prospectus.

Code of Ethics

We have adopted a formal code of ethics within the meaning of Item 406 of Regulation S-K promulgated under the Securities Act, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that establishes, among other things, procedures for handling actual or apparent conflicts of interest.

Committees of Board of Directors

Audit

We have an audit committee that provides independent review and oversight of a company’s financial reporting processes, internal controls, and independent auditors. Management is responsible for establishing and maintaining adequate internal control over our financial reporting. Our internal control over financial reporting was not subject to attestation by our independent registered public accounting firm pursuant to rules of the SEC that permit us to provide only management’s report in this annual report.

Governance

We do not have any defined policy or procedure requirements for our stockholders to submit recommendations or nominations for directors. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

Compensation

Our board of directors is responsible for determining compensation for the directors of our company to ensure it reflects the responsibilities and risks of being a director of a public company.

Other Board Committees

We have no committees of our board of directors.

Corporate Governance

General

Our board of directors believes that good corporate governance improves corporate performance and benefits all stockholders.

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Compensation

Our board of directors is responsible for determining compensation for the directors of our company to ensure it reflects the responsibilities and risks of being a director of a public company.

Other Board Committees

We do not have an audit committee that provides independent review and oversight of a company’s financial reporting processes, internal controls, and independent auditors

We have no committees of our board of directors. We do not have any defined policy or procedure requirements for our stockholders to submit recommendations or nominations for directors. We do not currently have any specific or minimum criteria for the election of nominees to our board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

A stockholder who wishes to communicate with our board of directors may do so by directing a written request to the address appearing on the first page of this annual report.

Director Independence

We are not currently listed on the Nasdaq Stock Market, which requires independent directors. In evaluating the independence of our members and the composition of the committees of our board of directors, we utilize the definition of “independence” as that term is defined by applicable listing standards of the Nasdaq Stock Market and Securities and Exchange Commission rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

According to the Nasdaq definition, we believe that none of our directors are independent.

Our board of directors expects to continue to evaluate its independence standards and whether and to what extent the composition of our board of directors and its committees meets those standards. We ultimately intend to appoint such persons to our board and committees of our board as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange. Therefore, we intend that a majority of our directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated under the Securities Act of 1933, as amended.

Executive Compensation

The particulars of the compensation paid to the following persons:

(a)	our principal executive officer;
(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended December 31, 2019 and 2018; and
(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended December 31, 2019 or the fiscal year ended December 31, 2018, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

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SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Brian Kistler	2019	$24,000	Nil	Nil	Nil	Nil	Nil	Nil	Nil
President	2018	$24,000	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Chris Hong	2019	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Chief Executive Officer	2018	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Frank Tseng	2019	$142,648	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Chief Executive Officer	2018	$100,000	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Tony Chang,	2019	$104,258	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Chief Financial Officer	2018	$88,000

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options at the discretion of our board of directors in the future. We do not have any material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our board of directors.

During our Fiscal Year 2020, our current management, including our Chief Executive Officer, William Robinson, has not been paid a salary or any other compensation.

Grants of Plan-Based Awards

During the fiscal year ended December 31, 2019 we did not grant any stock options.

Stock Option Plan

Currently, we do not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Option Grants

We have not granted any options or stock appreciation rights to our named executive officers or directors since inception. We do not have any stock option plans.

2019 Non-Qualified Stock Incentive Plan

Pursuant to an S-8 Registration Statement we filed on April 25, 2019, we adopted the 2019 Non-Qualified Stock Incentive Plan, which document is incorporated by reference and available via hyperlink in the Exhibit List as Exhibit 99.1. We registered 1,000,000 Shares on the Form S-8.

Management Agreements

We have not entered into any management agreements with any of our executive officers.

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Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

We have determined that none of our directors are independent directors, as that term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934 , as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the board of directors or a committee performing similar functions. The board of directors as a whole participates in the consideration of executive officer and director compensation.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to us by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Advisory Agreements

KBHS, LLC Advisory Board Agreement

We have an August 3, 2020 Advisory Board Agreement with KBHS, LLC (“KBHS”) for a term of 18 months to provide strategic advisory services, which KBHS shall be compensated through: (i) the issuance of 7,142,857 Series C Preferred Shares issued at $0.00001, which are convertible at $0.07; (ii) monthly minimum guaranteed payment of $10,000 for 18 months payable every thirty days beginning on August 3, 2020. The Advisory Board Agreement is subject to an Indemnity Agreement for the benefit of Kevin Harrington, the principal of KBHS.

Advisory Agreement with Joe Abrams

We have a July 31, 2020 Advisory Agreement with Joe Abrams to provide strategic advisory services for our fiscal years 2020 and 2021, which Joe Abrams shall be compensated through the issuance of 4,300,000 Serie C Preferred Shares issued at $0.0001, which are convertible at $0.07.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following tables set forth as of the date of this filing, certain information concerning the beneficial ownership of our capital stock, including our common stock, and Class A Convertible Preferred Stock, Class B Convertible Preferred Stock, and Class C Convertible Preferred Stock, Convertible Promissory Notes, and common stock purchase warrants by:

•	Each stockholder known by us to own beneficially 5% or more of any class of our outstanding stock;
•	Each director;
•	Each named executive officer;
•	All of our executive officers and directors as a group; and
•	Each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of any class of our outstanding stock.

We have Preferred A, Preferred B, and Preferred C Shares authorized, each of which have specified conversion rights as detailed on page 44. Beneficial ownership is determined in accordance with the rules and regulations of the SEC in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within sixty (60) days through an exercise of stock options or warrants or otherwise Except as otherwise noted, we believe the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.

Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

At present, our beneficial ownership consists of: (a) 106,688,241 shares of issued and outstanding common stock; (b) 122,952,775 shares of common stock that may be acquired upon the conversion of the Series A Preferred Stock, 0 shares of common stock that may be acquired upon the conversion of the Series B Preferred Stock,11,442,857 shares of common stock that may be acquired upon the conversion of Series C Preferred Stock. In total, all Preferred Share Series may be converted into a total of 134,395,632 Common Stock Shares. Excluding Series A, B, and C Preferred, we have 106,688,241 Common Stock Shares outstanding. The “Percentage Including Conversion of Preferred Shares” reflects the percent ownership on a fully diluted amount after conversion of all Preferred Shares or 241,083,873 Common Stock Shares outstanding.

The following table sets forth, as of September 29, 2020 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of any class of our voting securities and by our current executive officers and directors as a group. The percent ownership is based on a fully diluted amount after all conversion of Preferred Shares and the issued and outstanding at the time of conversion, which as of September 29, 2020, equals 51% of all outstanding Common Stock Shares.

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Common Stock Shares

Name of Beneficial Owner (1)	Common	Preferred	Nature of Beneficial Ownership		Percentage of Total Common	Percentage of of Total Preferred	% of Total Voting Common and Preferred)
William Robinson CEO/Director	0	19,650,000	Indirect	(2)	0	98.25%	50.11%
Robert Mackey COO/Director	18,571,428	0	Direct		7.70%	0%	7.70%
John Park CFO	0	0	N/A		N/A	0%	N/A
Steve Chen Director	6,600,000	0	Indirect	(3)	2.73%	0%	2.73%
Brian Kistler/Mary Kistler (Joint Tenants) (Brian Kistler, Director)	65,200	0	Direct		Less than 1%	0%	Less than 1%
All Officers/Directors as a Group	25,236,628	19,650,000	Direct/Indirect		10.43%	98.25%	60.54%

Notes:

1.The address for our Officers and Directors (William Robinson, Robert Mackey, John Park, Steve Shen, Brian Kistler) is our corporate address at: 601 South Boulder Ave., Suite 600, Tulsa, OK 74119.

2. William Robinson’s share amount of 120,801,101 or 50.11% reflects conversion of 19,650,000 Preferred Shares into Common Shares as reflected in the Preferred A Share Ownership below. William Robinson’s Shares are held in joint tenants with his wife through Crescent Saint Holdings, LLC (“Crescent”), of which William Robinson is the Managing Member. William Robinson has sole dispositive power over the Common Shares, if converted. Crescent’s address is 601 South Border Avenue, Suite 600, Tulsa, Oklahoma 74119.

3. Steven Chen’s share amount of 6,600,000 is indirectly held through lst Best International Co., Ltd. (“lst Best”) Steven Chen has sole dispositive power over the shares. 1st Best’s address is 5F, No. 171, Sec3, Roosevelt Road, Taipei, Taiwan.

Preferred Shares

Name of Beneficial Owner	Title of Class	Amount	Nature of Beneficial Ownership	Percentage of Class (Preferred)	Percent of Total Voting
William Robinson CEO/Director (1)	Preferred A	19,650,000	Indirect	98.25%	50.11%
Kevin Harrington, Advisory Board	Preferred C	7,142,857	Indirect/Direct	62.42%	2.96%
Joe Abrams Advisory Board	Preferred C	4,300,000	Indirect/Direct	37.38%	1.78%

Notes:

1.	William Robinson’s Preferred A Share Amount of 19,650,000 may be converted into 120,801,101 of Common Stock Shares outstanding. William Robinson’s Shares are held in joint tenants with his wife through Crescent Saint Holdings, LLC, of which William Robinson is the Managing Member. William Robinson has sole dispositive power over the Common Shares, if converted. William Robinson’s share amount of or 50.11% reflects conversion of 19,650,000 Preferred Shares into Common Shares as reflected in the Preferred A Share Ownership. Crescent’s address is 601 South Border Avenue, Suite 600, Tulsa, Oklahoma 74119.
2.	Kevin Harrington’s Preferred C Share Amount of 7,142,857 may be converted into 7,142,857 Common Stock Shares or 2.96% of Common Stock Shares outstanding. Kevin Harrington is an Advisory Director. Kevin Harrington holds shares indirectly through DCLH, LLC and is its Managing member. Kevin Harrington address is 343 West Erie, Suite 236, Chicago, IL 60654. Kevin Harrington holds 7,142,857 Preferred C shares converted into common stock at a valuation of $.07 a share.
3.	Joseph Abrams’s Preferred C Share Amount of 4,300,000 may be converted into 4,300,000 Common Stock Shares or 1.78% of Common Stock Shares outstanding. Joseph Abrams is an Advisory Director. Joseph Abrams holds shares indirectly through Joseph W. Abrams and Patricia D. Abrams Trust and is its Trustee. Joseph Abrams address is 1858 Pleasantville Road Ste. 110, Briarcliff Manor, New York 10510Joseph Abrams holds 4,300,000Preferred C shares converted into common stock at a valuation of $.07 a share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than as disclosed below, there has been no transaction, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds $5,000, being the lesser of $120,000 or one percent of our total assets and in which any of the following persons had or will have a direct or indirect material interest:

a)	any director or executive officer of our company;
b)	any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities;
c)

any person who acquired control of our company when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common stock, that acquired control of our company when it was a shell company; and

d)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

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We have or previously had the following related party transactions:

Success Holdings Group Corp. USA, our then parent company, paid certain operating costs on our behalf. The total amount owed as at September 30, 2017 and December 31, 2016 are $127,687 and $118,575, respectively. The loan is unsecured, non-interest bearing and due on demand.

On April 24, 2017, we entered into Promissory Note agreements for the outstanding amount of $10,000 with Hsu Wen Li who is wife of the Chris Hong, our prior Chief Executive Officer and Director. The maturity of the Notes is April 24, 2018 and bear no interest.

On June 7, 2017, we entered into Promissory Note agreements for the outstanding amount of $10,000 with Hsu Wen Li who is the wife of the Chris Hong, our former Chief Executive Officer and Director. The maturity of the Notes is June 7, 2018 and bear no interest.

On July 5, 2017, we entered into Promissory Note agreements for the outstanding amount of $20,000 with Hsu Wen Li who is wife of the Chris Hong, our former Chief Executive Officer and Director. The maturity of the Notes is July 5, 2018 and bear no interest.

On August 11, 2017, we entered into Promissory Note agreements for the outstanding amount of $20,000 with Hsu Wen Li who is wife of the Chris Hong, our former Chief Executive Officer and Director. The maturity of the Notes is August 11, 2018 and bear no interest.

On May 15, 2017, we entered into Promissory Note agreements for the outstanding amount of $24,500 with Steve Andrew Chen who is our former Interim Chief Financial Officer and former Chairman of the Board of Directors and remains our Director. The maturity of the Notes is May 15, 2018 and bear no interest.

On July 4, 2017, we entered into Promissory Note agreements for the outstanding amount of $10,000 with Steve Andrew Chen who is our former Interim Chief Financial Officer and Chairman of the Board of Directors. The maturity of the Notes is July 4, 2018 and bear no interest.

Success Holdings Group Corp. USA, our parent company, paid certain operating costs on our behalf. The total amount owed as at September 30, 2017 and December 31, 2016 are $127,687 and $118,575, respectively. The loan is unsecured, non-interest bearing and due on demand.

We had no related party transactions in 2018 or 2019.

On April 3, 2020, we acquired 100% of Renavotio Infratech, Inc., (“Renavotio”). Since April 3, 2020, we have loaned Renavotio $210,000 for inventory purchases, shipping, legal, accounting, marketing costs of Renavotio, which loan is denoted as a short-term receivable on our balance sheet. Renavotio has directly paid $53,250 of our expenses against the amount advanced.

Renavotio has a revolving short term note with Crescent Saints Holdings, LLC (“Crescent Saints”), a company controlled by our Chief Executive Officer, William Robinson and of which William Robinson is the Managing Member. Crescent Saints advances funds to Renavotio for their operations for seller, administrative, and general expenses. Crescent Saints from time to time holds a prepayment of planned expenses to fund credit card guarantees for rent, storage fees, prepaid inventory and COD shipping of Renavotio, which prepayment amount as of August 30, 2020 is $24,000.

On May 7, 2019, we issued 100,000 S-8 Common Stock Shares to Brian Kistler, our Director, as compensation pursuant to our Non-Qualified Stock Incentive Plan for consulting services rendered to us.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been a limited public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering and assuming all 10,546,647 being registered are purchased by Selling Stockholder GHS (Peak One and Peak One Investments having already owned 375,000 Shares each prior to this Offering), we may have outstanding an aggregate of up to 117,234,888 issued and outstanding. Of these shares, the 10,546,647 as being registered herein will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our officers and directors will not be purchasing shares in this offering. The remaining shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 and or Section 4(a)(1). As a result of these provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•	the remainder of the restricted shares will be eligible for sale from time to time pursuant to available exemptions, subject to restrictions on such sales by affiliates.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Hammer Fiber at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least six months is entitled to sell such shares under Rule 144 without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on an OTC market at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules.

These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in, and no disagreements with our accountants on accounting and financial disclosure.

OTHER INFORMATION

None.

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PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

The unaudited financial statements of our company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS

	June 30 2020	December 31 2019
	(Unaudited)

Assets
Current assets
Cash	$23,304	$26,962
Prepayment	-	1,436
Other receivables - related party	431,736	10,800
Other current assets	8,484	7,060
Total Current Assets	463,524	46,258

Total Assets	$463,524	$46,258

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable - related party	$38,118	$38,574
Accrued expenses	387,623	271,086
Other payables	21,922	6,699
Notes payable - related party	79,468	79,468
Loan payable- related party	215,960	170,475
Convertible notes	210,176	175,917
Income tax payable	10,655	10,681
Total Current Liabilities	963,932	752,900

Total Liabilities	963,932	752,900

Commitments and Contingencies

Stockholders' Equity
Common stock, $0.001 par value, 500,000,000 shares authorized: 84,435,000 and 75,000,000 shares issued and outstanding	84,435	75,135
Additional paid in capital	673,033	223,705
Accumulated deficit	(1,262,757)	(1,008,098)
Accumulated other comprehensive loss	4,881	2,616
Total stockholders' equity (deficit)	(500,408)	(706,642)
Total liabilities and stockholders' equity (deficit)	$463,524	$46,258

See Notes to Financial Statements

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SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
	2020	2019	2020	2019

Revenues	$-	$82,834	$-	$194,641
Cost of Revenues	-	82,858	-	98,858
Gross Profit	-	(24)	-	95,783

Operating Expenses
General and Administrative	155,385	329,859	254,659	520,004

Net Income (Loss) from Operation before Income Taxes	(155,385)	(329,883)	(254,659)	(424,221)

Provision for Income Taxes	-	(1,037)	-	-

Net Income (Loss)	$(155,385)	$(328,846)	$(254,659)	$(424,221)

Other Comprehensive Income (Loss)
Foreign currency translation adjustment	1,374	(624)	2,265	342

Comprehensive Income (Loss)	$(154,011)	$(329,470)	$(252,394)	$(423,879)

Earnings (Loss) per Common Share-Basic and Diluted	$(0.00)	$0.00	$(0.00)	$(0.01)

Weighted Average Number of Common
Shares Outstanding Basic and diluted	88,931,703	75,000,000	82,033,352	75,000,000

See Notes to Financial Statements

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SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2020 and 2019
(UNAUDITED)

	Common Stock		Additional Paid-In	Accumulated	Accumulated Other Comprehensive Income
	Shares	Amount	Capital	Deficit	(Loss)	Total
Balance, December 31, 2018	75,000,00	$75,000	$26,340	$444,240	$(1,459)	$542,121

Net loss for the three months ended March 31, 2019	-	-	-	(95,375)	-	(95,375)
Foreign currency translation adjustment					966	966
Balance, March 31, 2019	75,000,000	75,000	26,340	346,865	493	447,712
Shares issued for compensation	100,000	100	99,900	-	-	100,000
Net loss for the three months ended June 30, 2019	-	-	-	(328,846)	-	(328,846)
Foreign currency translation adjustment	-	-	-	-	(624)	(624)
Balance, June 30, 2019	75,100,000	$75,100	$126,240	$18,019	$(1,117)	$218,242
Balance, December 31, 2019	75,135,000	$75,135	$223,705	$(1,008,372)	$2,616	$(706,642)
Net loss for the three months ended March 31, 2020	-	-	-	(99,274)	-	(99,274)
Foreign currency translation adjustment					891	891
Balance, March 31, 2020	75,135,000	75,135	223,705	(1,107,372)	3,507	(805,025)
Net loss for the three months ended June 30, 2020	-	-	-	(155,385)	-	(155,385)
Foreign currency translation adjustment	-	-	-	-	1,374	1,374
Shares cancelled for acquisition	(22,000,000)	(22,000)	22,000	-	-	-
Shares issued for services	10,750,000	10,700	310,300	-	-	321,000
Shares issued for conversion of notes	20,600,000	20,600	117,028	-	-	137,628

Balance, June 30, 2020	84,435,000	$84,435	$673,033	$(1,262,757)	$4,881	$(500,408)

See Notes to Financial Statements

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SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended
	June 30
	2020	2019
Operating Activities
Net loss of the period	$(254,659)	$424,221
Adjustments to reconcile net loss to net cash used in operating activities
Foreign currency translation adjustment	2,265	342
Stock based compensation	-	100,000
Amortization on discount of convertible notes	5,887	-
Amortization of debt issue cost	4,882	-
Change in assets and liabilities
Accounts receivable (increase) decrease	-	1,027,762
Prepayments (increase) decrease	1,436	(49,316)
Other receivables (increase) decrease	60,064	(121,713)
Advance to director (increase) decrease	-	(245,365)
Other current assets (increase) decrease	(306)	-
Accounts payable increase (decrease)	(456)	(858,231)
Accrued expenses increase (decrease)	116,537	96,178
Other payables increase (decrease)	15,223	2,486
Income tax payables increase (decrease)	(16)	7
Net cash used in operating activities	(49,143)	(472,072)

Financing Activities
Loans from related parties	45,485	-
Prepayment of loans from related parties	-	(4,776)
Net cash provided by (used in) financing activities	45,485	(4,776)

Net decrease in cash and equivalents	(3,658)	(476,849)

Cash and equivalents at beginning of the period	26,962	520,772
Cash and equivalents at end of the period	$23,304	$43,923

Supplemental cash flow information:
Interest paid	$-	$-
Income taxes paid	$-	$-

See Notes to Financial Statements

76

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Success Entertainment Group International, Inc. (“the Company”, ”we”, ”us”, or “our”) was incorporated in the State of Nevada on January 30, 2013 under the name Altimo Group Corp and its initial business plan was to place and operate frozen yogurt making machines.

Effective July 14, 2014, there was a change in control of the Company.

In accordance with the terms and provisions of a stock purchase agreement dated May 5, 2014 (the "Stock Purchase Agreement") by and among Marek Tomaszewski, the seller of an aggregate of 8,000,000 shares of common stock of the Company (the "Control Block Seller"), and Success Holding Group Corp. USA, a Nevada corporation (the "Control Block Purchaser"), the Control Block Purchaser purchased from the Control Block Shareholders all of the 8,000,000 shares of common stock held of record.

In accordance with the terms and provisions of the Stock Purchase Agreement, the Company accepted the resignations of its sole officer and director, Marek Tomaszewski as President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer effective July 14, 2014. Simultaneously, the Board of Directors appointed the following individuals: (i) Steve Chen as a member of the Board of Directors and the Chief Executive Officer; and (ii) Brian Kistler as a member of the Board of Directors and the President, Secretary, Treasurer and Chief Financial Officer.

Effective July 14, 2014, our Board of Directors and majority shareholders approved an amendment to our articles of incorporation to change our name to "Success Entertainment Group International Inc." (the “Name Change Amendment”). The Name Change Amendment was approved by our Board of Directors to better reflect the new nature of our business operations. The Name Change Amendment was filed with the Secretary of State of Nevada on August 22, 2014 changing our name to "Success Entertainment Group International Inc."

Effective on July 15, 2014, the Board of Directors of Altimo Group Corp authorized and approved the execution of that certain general release and waiver of debt agreement (the "Release Agreement") with Marek Tomaszekwsi, the Company's prior President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer (the "Creditor"), pursuant to which the Creditor agreed to waive and release the debt due and owing to it in the aggregate amount of $5,100 (the "Released Debt"). In accordance with the terms and provisions of the Release Agreement, the Creditor agreed to release, acquit, covenant not to sue and specifically release and waive any claims or rights it may have under common law and statutory law relating to the Released Debt.

Effective July 15, 2014, pursuant to the change in ownership described above, the focus and direction of the Company will now be the production and development of internet movies and training films.

On December 1, 2014, the Board of Directors of the Company authorized an amendment to its Bylaws to change the Company’s fiscal year end From March 31 to December 31.

On December 2, 2014, our Board of Directors accepted the resignation of Steve Chen as the Chief Executive Officer and appointed Chris (Chi Jui) Hong as the Chief Executive Officer and a member of the Board of Directors. Following this appointment, our Board of Directors consists of three members: (i) Steve Andrew Chen; (ii) Brian Kistler; and (iii) Chris (Chi Jui) Hong.

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On November 19, 2015, the Company acquired 100% shares of Double Growth Investment Ltd. On December 9, 2015, the Company acquired 100% shares of Coronet Limited, Fortunate Yields Limited, Solution Elite Limited, Ultimate Concept Limited, Viva Leader Limited. All these subsidiaries were registered in Republic of Seychelles. The Company made these acquisitions for future investment purpose. In 2016, the Company discontinued Coronet Limited, Fortunate Yields Limited, Solution Elite Limited, Ultimate Concept Limited, Viva Leader Limited by non-payment of the annual renewal fee.

On December 14, 2017, the Company acquired 100% shares of Success Events (Hong Kong) Limited, a company registered in Hong Kong Special Administrative Region. Success Events (Hong Kong) Limited holds 60% shares of Shenzhen Internet Media Co., Ltd. and 100% shares of Distribution Network Inc. Shenzhen Internet Media Co., Ltd was registered in China. Distribution Network Inc. was registered in Seychelles and its main business is holding seminar in Great China Area.

On February 28, 2018, Success Events (Hong Kong) Limited transferred 60% shares of Shenzhen Internet Media Co., Ltd. to a company in China. Shenzhen Internet Media Co., Ltd. is no longer a subsidiary of the Company.

On May 30, 2018, Success Events (Hong Kong) Limited acquire 100% shares of Success Win (Shanghai) Co., Ltd.

On February 27, 2019, SEGN Taiwan Limited was incorporated in Taiwan and the Company holds 100% of its shares.

On April 3, 2020, the Company entered into an agreement to acquired Renavotio Infratech, Inc., a new business plan was adopted consisting upon: Utility Management, Underground infrastructure installation including fiber optic, 5 G, Medical Infrastructure including Personal protection equipment sales and production. As of June 30, 2020, the closing of this acquisition has not been finished.

On April 3, 2020, our Board of Directors accepted the resignation of Steve Chen as the Chairman, the resignation of Chris (Chi Jui) Hong as the Chief Executive Officer and a member of the Board of Directors and the resignation of Brian Kistler as President. Following this appointment, our Board of Directors consists of three members: (i) William Robinson as Chairman, CEO, President;(ii) Steve Andrew Chen as CFO; and (iii) Brian Kistler.

On July 15, 2020, the Company entered into an agreement to purchase Utility Management Corp. (“UMC”), a Delaware company, and its two (“2”) key subsidiaries, each of which, an Oklahoma limited liability company, Utility Management & Construction, LLC (“UMCCO”) and Cross-Bo Construction, LLC (“Cross-Bo”).

The purchase price of Four Million Five Hundred Thousand US Dollars, ($4,500,000.00) was paid as follows: (i) an initial amount of Three Hundred and Fifty-four Thousand US Dollars ($354,000.00) was paid in cash and notes; (ii) RII assumed Two Million Eight Hundred and Forty Six Thousand US Dollars ($2,846,000.00) in UMC debt; and (iii) One Million Three Hundred Thousand Dollars, ($1,300,000.00) worth of Success Entertainment Group International, Inc., (“SEGN”) common stock was issued at $.07 a share, equivalent to 18,571,428 restricted SEGN shares.

On July 29, 2020, we filed an application with FINRA for a name change to Renavotio, Inc. (“RI”) and a new trading symbol, which application is still pending, to be better illustrate its current business operations and to highlight the newly configured Company.

On August 6, 2020, the company entered into a Letter of Intent (“LOI”) to acquire the medical infrastructure company PPE Solutions Group, LLC (“PPE”), a Wyoming limited liability company based in New Jersey.

The LOI provides for RI to exchange SEGN common stock for 100% of the Equity Interests of PPE for an aggregate purchase price of Two Million U.S. Dollars, ($2,000,000.00), calculated by issuing an equivalent amount of SEGN shares based on the stock’s closing price on the date of the acquisition. The purchase price is subject to an adjustment based on RI’s due diligence review, any third party valuation reports of the Company that the Buyer may obtain, and any adjustment terms set forth in the Definitive Agreement with the intent to operate the Company as a wholly-owned subsidiary.

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NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with the instructions from Regulation S-X and do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements. All adjustments which are, in the opinion of management, necessary for a fair presentation of the results of operations for the interim period(s), and to make the financial statements not misleading, have been made and are of a recurring nature unless otherwise disclosed herein. The results of operations for such interim period(s) are not necessarily indicative of operations for a full year.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported losses.

Translation Adjustment

For the six months ended June 30, 2020, the accounts of the Success Win (Shanghai) Co., Ltd. were maintained, and its financial statements were expressed, in RMB. Such financial statements were translated into USD in accordance with the Foreign Currency Matters Topic of the Codification (ASC 830), with the RMB as the functional currency. According to the Codification, all assets and liabilities were translated at the current exchange rate at respective balance sheets dates, members’ capital are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the Codification (ASC 220), as a component of members’ capital. Transaction gains and losses are reflected in the income statement.

Comprehensive Income

The Company uses SFAS 130 “Reporting Comprehensive Income” (ASC Topic 220). Comprehensive income is comprised of net income and all changes to the statements of members’ capital, except those due to investments by members, changes in paid-in capital and distributions to members. Comprehensive income for the six months ended June 30, 2020 is included net income and foreign currency translation adjustments.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $23,304 of cash as of June 30, 2020.

The Company’s bank accounts are deposited in insured institutions. At June 30, 2020, the Company’s bank deposits did not exceed the insured amounts.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances.

Management provides for probable uncollected amounts through a charge to earnings and a credit to an allowance for bad debts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for bad debts and a credit to accounts receivable.

Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as input other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company’s financial instruments consist of cash, a related party loan and note payable related party. The carrying amount of these financial instruments approximates fair value due their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company will recognize revenue in accordance with ASC. 605, “Revenue Recognition”. ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

The major revenue streams of the Company are a series of human spirit stimulation training seminars. Training seminars have its agenda and speaking topics and other decoration details defined within the contract. The Company recognizes revenue when services have been provided, and collection is reasonably assured.

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Advertising Costs

The Company policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 for the six months ended June 30, 2020.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.

As of June 30, 2020, the Company has not adopted a stock option plan and has not granted any stock options.

Basic and Diluted Income (Loss) per Share

Per Share Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. For the six months ended June 30, 2020, the potential dilution associated with convertible debt was excluded from the calculation as it will create an anti-dilutive effect.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial condition or the results of its operations.

NOTE 3 – OTHER RECEIVABLES – RELATED PARTY

As of June 30, 2020, the Company has other receivables of $407 and $11,770 from Success Holding Group International, Inc. and Success Holdings Group Corp. USA. The Company also has $419,559 other receivables from companies under control of William Robinson our Chairman, CEO, and President.

NOTE 4 – ACCOUNTS PAYABLE – RELATED PARTY

As of June 30, 2020, the Company has accounts payable of $31,053, to Shanghai Kun-Xin Media Limited under common control with the Company and $7,000 to Steve Andrew Chen who is the Company’s former Chairman of the Board of Directors.

NOTE 5 – NOTES PAYABLE – RELATED PARTY

On April 24, 2017, the Company entered into Promissory Note agreements for the outstanding amount of $10,000 with Hsu Wen Li who is wife of the Chris (Chi Jui) Hong, the Company’s former Chief Executive Officer and Director. The maturity of the Notes is April 24, 2018 and bear no interest.

On June 7, 2017, the Company entered into Promissory Note agreements for the outstanding amount of $10,000 with Hsu Wen Li who is wife of the Chris Hong (Chi Jui), the Company’s former Chief Executive Officer and Director. The maturity of the Notes is June 7, 2018 and bear no interest.

On July 5, 2017, the Company entered into Promissory Note agreements for the outstanding amount of $20,000 with Hsu Wen Li who is wife of the Chris (Chi Jui) Hong, the Company’s former Chief Executive Officer and Director. The maturity of the Notes is July 5, 2018 and bear no interest.

On August 11, 2017, the Company entered into Promissory Note agreements for the outstanding amount of $20,000 with Hsu Wen Li who is wife of the Chris (Chi Jui) Hong, the Company’s former Chief Executive Officer and Director. The maturity of the Notes is August 11, 2018 and bear no interest.

81

On May 15, 2017, the Company entered into Promissory Note agreements for the outstanding amount of $24,500 with Steve Andrew Chen who is the Company’s former Chairman of the Board of Directors. The maturity of the Notes is May 15, 2018 and bear no interest.

On July 4, 2017, the Company entered into Promissory Note agreements for the outstanding amount of $10,000 with Steve Andrew Chen, the former Company Chairman of the Board of Directors. The maturity of the Notes is July 4, 2018 and bear no interest.

On October 17, 2017, the Company paid Steve Andrew Chen $15,032.

NOTE 6 – LOAN PAYABLE – RELATED PARTY

Success Holdings Group Corp. USA, former company, paid certain operating costs on our behalf. The total amount owed as at June 30, 2020 is $146,088.

Steve Andrew Chen, the Company’s former Chairman of the Board of Directors, paid certain operating costs on our behalf. The total amount owed as at June 30, 2020 is $69,872.

The loan is unsecured, non-interest bearing and due on demand.

NOTE 7 – CONVERTIBLE NOTES

On October 22, 2019, the Company completed execution of a Securities Purchase Agreement, dated as of September 5, 2019 under which the Company has issued a 5% Convertible Note in the aggregate principal amount of $75,000 for purchase price of $67,500. The Note will mature on September 5, 2020. The Note is convertible into shares of common stock at any time on or after the 180th calendar day after the issue date and the conversion price is equal to the lower of (i) the lowest closing price of the Common Stock during the twenty (20) consecutive day trading period immediately preceding the issuance date, or (ii) 50% multiplied by the lowest traded price of the Common Stock during the twenty (20) consecutive day trading period immediately preceding the date of the conversion. For the six months ended June 30, 2020, this note was totally converted to 8,600,000 shares.

On November 15, 2019, the Company completed execution of a Securities Purchase Agreement, under which the Company has issued a 5% Convertible Note in the aggregate principal amount of $75,000 for purchase price of $67,500. The Note will mature on July 31, 2020. The Note is convertible into shares of common stock at any time after the issuance date and the conversion price is equal to the lower of (i) the lowest closing price of the Common Stock during the twenty (20) consecutive day trading period immediately preceding the issuance date or (ii) 50% multiplied by the lowest traded price of the Common Stock during the twenty (20) consecutive day trading period immediately preceding the date of the conversion. For the six months ended June 30, 2020, $24,833 principle were converted to 4,000,000 shares and the remaining principle as of June 30, 2020 is $15,668.

On November 22, 2019, the Company completed execution of a Securities Purchase Agreement, under which the Company has issued a 5% Convertible Note in the aggregate principal amount of $40,500 for purchase price of $36,500. The Note will mature on November 22, 2020. The Note is convertible into shares of common stock at any time after the issuance date and the conversion price is equal to the lower of (i) 50% multiplied by the lowest “Trading Price” (defined below) (representing a discount rate of 50% during the prior date of his Note or (ii) the Variable Conversion Price (defined below) (subject to equitable adjustment as further described herein). The “Variable Conversion Price” meaning, 50% multiplied by the Market Price (as defined herein)(representing a discount rate of 50%). “Market Price” means, for any security as of any date, the lowest traded price on the Over-the-Counter Pink Marketplace, OTCQB, or applicable trading market (the “Principal Market”)as reported by a reliable reporting service (“Reporting Service”) designated by Crown Bridge Partners (i.e. Bloomberg) or, if the Principal Market is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foreign manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such notes. For the six months ended June 30, 2020, $44,975 principle were converted to 8,000,000 shares and the remaining principle as of June 30, 2020 is $$30,025.

82

On May 4, 2020, the Company completed execution of a Securities Purchase Agreement, under which the Company has issued a 12% Convertible Note in the aggregate principal amount of $103,000. The Note will mature on May 4, 2021. The default interest rate is 22%.

On June 8, 2020, the Company completed execution of a Securities Purchase Agreement, under which the Company has issued a 12% Convertible Note in the aggregate principal amount of $63,000. The Note will mature on June 8, 2021. The default interest rate is 22%.

The discount on for these convertible notes is amortized over the term of the notes. For the six months ended June 30, 2020, amortization for discount on these convertible notes is $5,887.

NOTE 8 – COMMON STOCK

The Company has 500,000,000, $0.001 par value shares of common stock authorized.

There were 84,435,000 shares of common stock issued and outstanding as of June 30, 2020.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

We were not subject to any legal proceedings on June 30, 2020 and no legal proceedings are pending or threatened to the next of our knowledge or belief.

83

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Success Entertainment Group International, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Success Entertainment Group International, Inc. and subsidiaries (the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Yichien Yeh, CPA

We have served as the Company’s auditor since 2015.

Oakland Gardens, New York

May 14, 2020

84

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2019	2018
Assets

Current assets
Cash	$26,962	$520,772
Accounts receivable, net	-	436,153
Accounts receivable, net - related party	-	751,000
Prepayments	1,436	-
Other receivables - related party	10,800	138,230
Advance to director	-	151,759
Other current assets	7,060	-
Total Current Assets	46,258	1,997,913

Total Assets	$46,258	$1,997,913

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accounts payable – related party	$38,574	$976,861
Accrued expenses	271,086	129,383
Other payables	6,699	5,145
Notes payable – related party	79,468	79,468
Loan payable – related party	170,475	143,325
Convertible notes	175,917	-
Income tax payable	10,681	121,609
Total Current Liabilities	752,900	1,455,792

Total Liabilities	752,900	1,455,792

Commitments and Contingencies

Stockholders' Equity (Deficit)
Common stock, $0.001 par value, 500,000,000 shares authorized; 75,135,000 and 75,000,000 shares issued and outstanding	75,135	75,000
Additional paid in capital	223,705	26,340
Retained earnings	(1,008,098)	442,240
Accumulated other comprehensive income (loss)	2,616	(1,459)
Total stockholders' equity (deficit)	(706,642)	542,121
Total liabilities and stockholders' equity (deficit)	$46,258	$1,997,913

See Notes to Financial Statements

85

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Years Ended
	December 31
	2019	2018

Revenues	$233,249	$1,677,975
Cost of Revenues	117,486	218,000
Gross Profit	115,763	1,459,975

Operating Expenses
General and administrative	1,677,002	691,027

Net Income (Loss) from Operation before Taxes	(1,561,239)	768,948

Provision for Income Taxes	(110,901)	121,771

Net Income (Loss)	$(1,450,338)	647,177

Other Comprehensive Income (Loss)
Foreign currency translation adjustment	4,075	(1,459)

Comprehensive Income (Loss)	$(1,446,263)	$645,718

Earnings (Loss) per Common Share-Basic and Diluted	$(0.02)	$0.01

Weighted Average Number of Common
Shares Outstanding Basic and diluted	75,070,205	75,000,000

See Notes to Financial Statements

86

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC. CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) FOR THE YEARS ENDED DECEMBER 31, 2019 and 2018

			Additional		Accumulated Other
	Common Stock		Paid-In	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Income (Loss)	Total

Balance, December 31, 2017	75,000,000	$75,000	$26,340	$(204,937)	$-	$(103,597)

Net income for the year ended December 31, 2018	-	-	-	647,177	-	647,177

Foreign currency translation adjustment	-	-	-	-	(1,459)	(1,459)

Balance, December 31, 2018	75,000,000	$75,000	$26,340	$442,240	(1,459)	$542,121

Shares issued for compensation	135,000	135	197,365	-		197,500

Net loss for the year ended December 31, 2019	-	-	-	(1,450,338)		(1,450,338)

Foreign currency translation adjustment	-	-	-	-	4,075	4.075

Balance, December 31, 2019	75,135,000	$75,135	$223,705	$(1,008,098)	2,616	$(706,642)

See Notes to Financial Statements

87

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31
	2019	2018
Operating Activities
Net income (loss) of the period	$(1,450,338)	$647,177
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Foreign currency translation adjustment	4,075	(1,459)
Bad Debts	703,491	33,000
Stock based compensation	197,500	-
Amortization on discount of convertible notes	4,417	-
Change in assets and liabilities:
Accounts receivable (increase) decrease	1,143,728	(1,097,153)
Prepayments (increase) decrease	(1,436)	-
Other receivables (increase) decrease	(132,513)	(138,280)
Advance to director (increase) decrease	(248,365)	(115,361)
Other current assets (increase) decrease	(7,060)	-
Accounts payable increase (decrease)	(938,287)	936,861
Accrued expenses increase (decrease)	141,703	67,280
Other payables increase (decrease)	1,554	2,648
Income tax payables increase (decrease)	(110,928)	121,609
Net cash provided by (used in) operating activities	(692,460)	456,322

Financing Activities
Loans from related parties	27,150	9,656
Proceeds from issuance of convertible notes	171,500	-
Net cash provided by financing activities	198,650	9,656

Net increase (decrease) in cash and equivalents	(493,810)	466,030

Cash and equivalents at beginning of the period	520,772	54,742
Cash and equivalents at end of the period	$26,962	$520,772

Supplemental cash flow information:
Interest paid	$-	$-
Income taxes paid	$-	$-

See Notes to Financial Statements

88

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Success Entertainment Group International, Inc. (“the Company”, ”we”, ”us”, or “our”) was incorporated in the State of Nevada on January 30, 2013 under the name Altimo Group Corp and its initial business plan was to place and operate frozen yogurt making machines.

Effective July 14, 2014, there was a change in control of the Company.

In accordance with the terms and provisions of a stock purchase agreement dated May 5, 2014 (the "Stock Purchase Agreement") by and among Marek Tomaszewski, the seller of an aggregate of 8,000,000 shares of common stock of the Company (the "Control Block Seller"), and Success Holding Group Corp. USA, a Nevada corporation (the "Control Block Purchaser"), the Control Block Purchaser purchased from the Control Block Shareholders all of the 8,000,000 shares of common stock held of record.

In accordance with the terms and provisions of the Stock Purchase Agreement, the Company accepted the resignations of its sole officer and director, Marek Tomaszewski as President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer effective July 14, 2014. Simultaneously, the Board of Directors appointed the following individuals: (i) Steve Chen as a member of the Board of Directors and the Chief Executive Officer; and (ii) Brian Kistler as a member of the Board of Directors and the President, Secretary, Treasurer and Chief

Financial Officer.

Effective July 14, 2014, our Board of Directors and majority shareholders approved an amendment to our articles of incorporation to change our name to "Success Entertainment Group International Inc." (the “Name Change Amendment”). The Name Change Amendment was approved by our Board of Directors to better reflect the new nature of our business operations. The Name Change Amendment was filed with the Secretary of State of Nevada on August 22, 2014 changing our name to "Success Entertainment Group International Inc."

Effective on July 15, 2014, the Board of Directors of Altimo Group Corp authorized and approved the execution of that certain general release and waiver of debt agreement (the "Release Agreement") with Marek Tomaszekwsi, the Company's prior President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer (the "Creditor"), pursuant to which the Creditor agreed to waive and release the debt due and owing to it in the aggregate amount of $5,100 (the "Released Debt"). In accordance with the terms and provisions of the Release Agreement, the Creditor agreed to release, acquit, covenant not to sue and specifically release and waive any claims or rights it may have under common law and statutory law relating to the Released Debt.

Effective July 15, 2014, pursuant to the change in ownership described above, the focus and direction of the Company will now be the production and development of internet movies and training films.

On December 1, 2014, the Board of Directors of the Company authorized an amendment to its Bylaws to change the Company’s fiscal year end From March 31 to December 31.

On December 2, 2014, our Board of Directors accepted the resignation of Steve Chen as the Chief Executive Officer and appointed Chris (Chi Jui) Hong as the Chief Executive Officer and a member of the Board of Directors. Following this appointment, our Board of Directors consists of three members: (i) Steve Andrew Chen; (ii) Brian Kistler; and (iii) Chris (Chi Jui) Hong.

On November 19, 2015, the Company acquired 100% shares of Double Growth Investment Ltd. On December 9, 2015, the Company acquired 100% shares of Coronet Limited, Fortunate Yields Limited, Solution Elite Limited, Ultimate Concept Limited, Viva Leader Limited. All these subsidiaries were registered in Republic of Seychelles. The Company made these acquisitions for future investment purpose. In 2016, the Company discontinued Coronet Limited, Fortunate Yields Limited, Solution Elite Limited, Ultimate Concept Limited, Viva Leader Limited by non-payment of the annual renewal fee.

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On December 14, 2017, the Company acquired 100% shares of Success Events (Hong Kong) Limited, a company registered in Hong Kong Special Administrative Region. Success Events (Hong Kong) Limited holds 60% shares of Shenzhen Internet Media Co., Ltd. and 100% shares of Distribution Network Inc. Shenzhen Internet Media Co., Ltd was registered in China. Distribution Network Inc. was registered in Seychelles and its main business is holding seminar in Great China Area.

On February 28, 2018, Success Events (Hong Kong) Limited transferred 60% shares of Shenzhen Internet Media Co., Ltd. to a company in China. Shenzhen Internet Media Co., Ltd. is no longer a subsidiary of the Company.

On May 30, 2018, Success Events (Hong Kong) Limited acquire 100% shares of Success Win (Shanghai) Co., Ltd.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported losses.

Translation Adjustment

For the year ended December 31, 2019, the accounts of the Success Win (Shanghai) Co., Ltd. were maintained, and its financial statements were expressed, in RMB. Such financial statements were translated into USD in accordance with the Foreign Currency Matters Topic of the Codification (ASC 830), with the RMB as the functional currency. According to the Codification, all assets and liabilities were translated at the current exchange rate at respective balance sheets dates, members’ capital are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the Codification (ASC 220), as a component of members’ capital. Transaction gains and losses are reflected in the income statement.

Comprehensive Income

The Company uses SFAS 130 “Reporting Comprehensive Income” (ASC Topic 220). Comprehensive income is comprised of net income and all changes to the statements of members’ capital, except those due to investments by members, changes in paid-in capital and distributions to members. Comprehensive income for the year ended December 31, 2019 is included net income and foreign currency translation adjustments.

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Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $26,962 and $520,772 of cash as of December 31, 2019 and 2018, respectively.

The Company’s bank accounts are deposited in insured institutions. At December 31, 2019, the Company’s bank deposits did not exceed the insured amounts.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances.

Management provides for probable uncollected amounts through a charge to earnings and a credit to an allowance for bad debts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for bad debts and a credit to accounts receivable.

Fair Value of Financial Instruments

ASC 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as input other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The Company’s financial instruments consist of cash, a related party loan and note payable related party. The carrying amount of these financial instruments approximates fair value due their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

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Revenue Recognition

The Company will recognize revenue in accordance with ASC. 605, “Revenue Recognition”. ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

The major revenue streams of the Company are a series of human spirit stimulation training seminars. Training seminars have its agenda and speaking topics and other decoration details defined within the contract. The Company recognizes revenue when services have been provided, and collection is reasonably assured.

Advertising Costs

The Company policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 for the years ended December 31, 2019 and 2018.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.

As of December 31, 2019 and 2018, the Company has not adopted a stock option plan and has not granted any stock options.

Basic and Diluted Income (Loss) per Share

Per Share Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. For the year ended December 31, 2019, The potential dilution associated with convertible debt was excluded from the calculation as it will create an anti-dilutive effect.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial condition or the results of its operations.

NOTE 3 – OTHER RECEIVABLES – RELATED PARTY

As of December 31, 2019, the Company has other receivables of $10,800 from Success Holdings Group Corp. USA.

NOTE 4 – ACCOUNTS PAYABLE – RELATED PARTY

As of December 31, 2019, the Company has accounts payable of $31,574, to Shanghai Kun-Xin Media Limited under common control with the Company.

As of December 31, 2019, the Company has accounts payable of $7,000 to Steve Andrew Chen who is the Company’s Chairman of the Board of Directors.

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NOTE 5 – NOTES PAYABLE – RELATED PARTY

On April 24, 2017, the Company entered into Promissory Note agreements for the outstanding amount of $10,000 with Hsu Wen Li who is wife of the Chris (Chi Jui) Hong, the Company’s Chief Executive Officer and Director. The maturity of the Notes is April 24, 2018 and bear no interest.

On June 7, 2017, the Company entered into Promissory Note agreements for the outstanding amount of $10,000 with Hsu Wen Li who is wife of the Chris Hong (Chi Jui), the Company’s Chief Executive Officer and Director. The maturity of the Notes is June 7, 2018 and bear no interest.

On July 5, 2017, the Company entered into Promissory Note agreements for the outstanding amount of $20,000 with Hsu Wen Li who is wife of the Chris (Chi Jui) Hong, the Company’s Chief Executive Officer and Director. The maturity of the Notes is July 5, 2018 and bear no interest.

On August 11, 2017, the Company entered into Promissory Note agreements for the outstanding amount of $20,000 with Hsu Wen Li who is wife of the Chris (Chi Jui) Hong, the Company’s Chief Executive Officer and Director. The maturity of the Notes is August 11, 2018 and bear no interest.

On May 15, 2017, the Company entered into Promissory Note agreements for the outstanding amount of $24,500 with Steve Andrew Chen who is the Company’s Chairman of the Board of Directors. The maturity of the Notes is May 15, 2018 and bear no interest.

On July 4, 2017, the Company entered into Promissory Note agreements for the outstanding amount of $10,000 with Steve Andrew Chen who is the Company’s Chairman of the Board of Directors. The maturity of the Notes is July 4, 2018 and bear no interest.

On October 17, 2017, the Company repaid Steve Andrew Chen $15,032.

NOTE 6 – LOAN PAYABLE – RELATED PARTY

Success Holdings Group Corp. USA, our parent company, paid certain operating costs on our behalf. The total amount owed as at December 31, 2019 is $145,425.

Steve Andrew Chen, the Company’s Chairman of the Board of Directors, paid certain operating costs on our behalf. The total amount owed as at December 31, 2019 is $25,050.

The loans are unsecured, non-interest bearing and due on demand.

NOTE 7 – CONVERTIBLE NOTES

On October 22, 2019, the Company completed execution of a Securities Purchase Agreement, dated as of September 5, 2019 under which the Company has issued a 5% Convertible Note in the aggregate principal amount of $75,000 for purchase price of $67,500. The Note will mature on September 5, 2020. The Note is convertible into shares of common stock at any time on or after the 180th calendar day after the issue date and the conversion price is equal to the lower of (i) the lowest closing price of the Common Stock during the twenty (20) consecutive day trading period immediately preceding the issuance date or (ii) 50% multiplied by the lowest traded price of the Common Stock during the twenty (20) consecutive day trading period immediately preceding the date of the conversion.

On November 15, 2019, the Company completed execution of a Securities Purchase Agreement, under which the Company has issued a 5% Convertible Note in the aggregate principal amount of $75,000 for purchase price of $67,500. The Note will mature on July 31, 2020. The Note is convertible into shares of common stock at any time after the issuance date and the conversion price is equal to the lower of (i) the lowest closing price of the Common Stock during the twenty (20) consecutive day trading period immediately preceding the issuance date or (ii) 50% multiplied by the lowest traded price of the Common Stock during the twenty (20) consecutive day trading period immediately preceding the date of the conversion.

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On November 22, 2019, the Company completed execution of a Securities Purchase Agreement, under which the Company has issued a 5% Convertible Note in the aggregate principal amount of $40,500 for purchase price of $36,500. The Note will mature on November 22, 2020. The Note is convertible into shares of common stock at any time after the issuance date and the conversion price is equal to the lower of (i) 50% multiplied by the lowest “Trading Price” (defined below) (representing a discount rate of 50% during the prior date of his Note or (ii) the Variable Conversion Price (defined below) (subject to equitable adjustment as further described herein). The “Variable Conversion Price” meaning, 50% multiplied by the Market Price (as defined herein)(representing a discount rate of 50%). “Market Price” means, for any security as of any date, the lowest traded price on the Over-the-Counter Pink Marketplace, OTCQB, or applicable trading market (the “Principal Market”)as reported by a reliable reporting service (“Reporting Service”) designated by Crown Bridge Partners (i.e. Bloomberg) or, if the Principal Market is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foreign manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such notes.

The discount on for these convertible notes is amortized over the term of the notes. For the year ended December 31, 2019, amortization for discount on these convertible notes is $4,417.

NOTE 8 – COMMON STOCK

In 2019, the Company issued 135,000 shares for stock-based compensation valued $197,500.

There were 75,135,000 and 75,000,000 shares of common stock issued and outstanding as of December 31, 2019 and 2018.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Contractual

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

Legal

We were not subject to any legal proceedings on December 31, 2019 and no legal proceedings are pending or threatened to the next of our knowledge or belief.

NOTE 10 – INCOME TAXES

The has cumulative net operating tax loss carryover (the “NOL”) of $730,185 on December 31, 2018, which are not likely to be fully realized and consequently a full valuation allowance has been established relating to this deferred tax assets. The final portion of the NOL will expires in 20 years.

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The provision for Federal income tax consists of the following:

	For the Years Ended December 31,
	2019	2018
Federal income tax benefit attributable to:
Current operations	$124,717	$70,860
Less: valuation allowance	(124,717)	(70,860)
Net provision for Federal income taxes	$-	$-

The cumulative tax effect at the expected rate of 21% in 2019 and 2018 of significant items comprising our net deferred tax amount is as follows:

	December 31,	December 31,
	2019	2018
Deferred tax assets attributable to:
Net operating loss carryover	$264,456	$139,739
Less: valuation Allowance	(264,456)	(139,739)
Net deferred tax assets	$-	$-

Significant components of income tax expense (benefit) consisted of the following

	For the Years Ended December 31,
	2019	2018
Current:
USA	$-	$-
Hong Kong	(107,980)	117,535
PRC	(2,921)	4,236
Total Current	$(110,901)	$121,771
Deferred:
USA	$-	$-
Hong Kong	-	-
PRC	-	-
Total Deferred	$-	$-

Reconciliation of Effective Income Tax Rate is as follows

	For the Years Ended December 31,
	2019	2018

Statutory U.S. tax rate	21%	21%
Less: valuation allowance	(21)%	(21)%
Effect of Hong Kong statutory tax rate	7%	15%
Effect of PRC statutory tax rate	0%	1%
Income taxes	7%	16%

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10,546,647 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this Offering may be required to deliver a Prospectus. This is in addition to the dealer’s obligation to deliver a Prospectus when acting as underwriters.

The Date of This Prospectus is October 16, 2020

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